                                                                   Exhibit 10.41


                                PROGRESS PARTNERS

                                                       LANDLORD

                                       and

                             KROLL ASSOCIATES, INC.

                                                       TENANT

          -------------------------------------------------------------

                           AMENDED AND RESTATED LEASE

          -------------------------------------------------------------



                                DEMISED PREMISES:

                              Entire Rentable Area
                            of the 6th and 7th Floors
               and a Portion of the Rentable Area of the 8th Floor
                                900 Third Avenue
                               New York, New York


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                                TABLE OF CONTENTS

ARTICLE                                                                    PAGE
-------                                                                    ----

          1   Demised Premises
          2   Term, Preparation and Possession of Demised Premises
          3   Use
          4   Fixed Rent
          5   Taxes
          6   Operating Expenses
          7   Electricity
          8   Landlord's Property, Tenant's Property
          9   Repairs, Alterations and Liens
         10   Compliance with Laws
         11   Assignment, Subletting, Mortgaging
         12   Insurance; Property Loss; Reimbursement
         13   Damage or Destruction
         14   Limitation of Landlord's Liability, Indemnification
         15   Moving of Heavy Equipment, Floor Load, Noise, Window
              Cleaning
         16   Condemnation
         17   Conditions of Limitation
         18   Re-Entry by Landlord, Waiver of Right of Redemption
         19   Landlord's Remedies, Damages
         20   Landlord's Right to Perform Tenant's Obligations
         21   Services and Equipment
         22   Access, Right to Change Public Portions of Building
         23   Invalidity of Any Provision
         24   Broker
         25   Subordination
         26   Excavation
         27   Legal Proceedings; Waiver of Jury Trial

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        28   Estoppel Certificate
        29   Rules and Regulations
        30   Surrender of Demised Premises
        31   Deferred Collections
        32   Notices
        33   No Waiver; Entire Agreement
        34   Letter of Credit
        35   Captions
        36   Name of Building
        37   Inability to Perform
        38   Covenant of Quiet Enjoyment
        39   No Representation by Landlord
        40   Definition of Landlord
        41   Landlord's Work
        42   Tenant's Work
        43   Landlord's Contribution
        44   Successors and Assigns
        45   Tenant's Eighth Floor Expansion Rights
        46   Miscellaneous
        47   Execution and Delivery of Lease

Exhibit A     Floor Plan
Exhibit B     Existing Kroll Leases
Exhibit C     Contractors
Exhibit D     Cleaning Schedule

Exhibit E     Form of Subordination of Mortgage
Exhibit F     Rules and Regulations
Exhibit G     Expansion Space Floor Plan

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           LEASE made as of the _____ day of December, 1992, between PROGRESS
PARTNERS, a New York general partnership, CIO JMB Properties Company, having an address at 900 Third Avenue, New York, New York 10022 (hereinafter referred to as the "Landlord") and KROLL ASSOCIATES, INC., a Delaware corporation, having an address at 900 Third Avenue, New York, New York 10022 (herein referred to as the "Tenant").

                                   WITNESSETH

           Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE 1
                                DEMISED PREMISES
                                ----------------

           Section 1.01. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon and subject to the terms, covenants and conditions of this Lease, the premises described in Section 1.02 hereof in the building known as and by the street address 900 Third Avenue (the "Building") located in the Borough of Manhattan, City, County and State of New York on the land ("Land") upon which the Building is situated.

           Section 1.02. The premises ("Demised Premises") hereby leased to Tenant consist of the entire rentable area of the sixth (6th) and seventh (7th) floors and a portion of the rentable area of the eighth (8th) floor of the Building, being substantially as indicated by hatching on the floor plan annexed hereto as Exhibit "A" and made a part hereof. Tenant shall have the right to use, for purposes of access to and egress from the Demised Premises, in common with others, the lobbies, elevators and other public portions of the Building.

                                    ARTICLE 2
              TERM. PREPARATION AND POSSESSION OF DEMISED PREMISES
              ----------------------------------------------------

           Section 2.01. The term of this Lease shall commence on January 1, 1993 (the "Commencement Date") and shall expire at noon on December 31, 2007 (the "Expiration Date") or on such earlier date, if any, on which the term of this Lease shall be sooner terminated pursuant to any of the conditions or provisions of this Lease or pursuant to law.

           Section 2.02. The taking possession of the Demised Premises shall be deemed an acceptance of the same by Tenant and shall be deemed substantial compliance by Landlord with Landlord's obligations pursuant to this Lease to prepare the Demised Premises for Tenant's occupancy, except with respect to latent defects.

           Section 2.03. Tenant shall take possession of the Demised Premises "as is", and Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's occupancy, except that Landlord shall


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perform Landlord's Work (as defined in Article 41). Tenant, at its sole cost and expense (subject to Article 43 hereof) and in accordance with Article 9 and
Article 42, may make such Tenant's Changes (as hereinafter defined) in the Demised Premises as Tenant may consider necessary or desirable to prepare the same for Tenant's occupancy. Tenant acknowledges that Landlord shall have no obligation to construct demising walls for eighth (8th) floor space of the Demised Premises, and Tenant agrees to construct such demising walls and doors as shown on Exhibit "A" attached hereto and made a part hereof ("Tenant's Demising Work") as part of Tenant's Changes in accordance with this Lease on or before April 1, 1993. Landlord agrees to reimburse Tenant for the cost of constructing such demising wall and doors as shown on Exhibit "A" attached hereto and made a part hereof up to an amount not to exceed $11,400.00 within thirty (30) days following delivery to Landlord of reasonable evidence of such cost and completion of such work.

           Section 2.04. Tenant acknowledges that Tenant presently is, and shall remain, in possession and occupancy of the Demised Premises pursuant to the terms of the leases and agreements (the "Existing Kroll Leases") described on Exhibit B attached hereto and made a part hereof up to the Commencement Date, and Tenant agrees to accept possession of the Demised Premises subject to the occupancy and right of possession of any existing subtenants or occupants.

           Section 2.05. Landlord and Tenant agree that this Lease entirely amends, restates and supersedes the Existing Kroll Leases and any other prior agreements or understandings, oral or written, with respect to the terms and conditions of Tenant's use and occupancy of the Demised Premises.

                                    ARTICLE 3

           Section 3.01. Tenant shall use and occupy the Demised Premises for executive and general business office purposes and for no other purpose. Landlord represents that the use of the Demised Premises permitted by this
Section 3.01 does not violate the present Certificate of Occupancy of the Building.

           Section 3.02. If any governmental license or permit, other than a Certificate of Occupancy for the entire Building, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof which arises from Tenant's particular use of the Demised Premises and not merely for the uses set forth under Section 3.01, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and furnish a photostatic copy thereof to Landlord upon Landlord's request therefor. Tenant shall at all times comply with the terms and conditions of each such license or permit.

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           Section 3.03. (a) Any provision hereof to the contrary
notwithstanding, Tenant shall not use the Demised Premises or any part thereof or permit the Demised Premises or any part thereof to be used (i) for a banking, trust company, depository, guarantee or safe deposit business, (ii) as a savings bank, or as a savings and loan association or as loan company, (iii) for the sale of travelers' checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (iv) as a stock broker's or dealer's office or for the underwriting of securities, other than as executive offices for tenants conducting such types of businesses, (v) as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for a pantry for the preparation of coffee or tea, except that this section shall not preclude the use of a dishwasher, refrigerator, sink, vending machines or microwave in Tenant's designated "dining area", if any, for use by Tenant's employees only, (vi) as a school, (vii) by any agency or department of the United States Government or the City or State of New York or any foreign government or instrumentality, (viii) for public stenography, (ix) for an employment or placement agency, except that this shall not preclude the training of Tenant's employees, or (x) for the business of photographic, multilith or multigraph reproductions or offset printing.

                (b) Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in Landlord's reasonable judgment (i) violate any of the provisions of any Superior Lease (as hereinafter defined) or Superior Mortgage (as hereinafter defined), the Certificate of Occupancy for the Demised Premises or the Building or the requirements of public authorities, (ii) make void or voidable any fire or liability insurance policy then in force with respect to the Building, (iii) make unobtainable from reputable insurance companies authorized to do business in New York State any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any Superior Lease or Superior Mortgage at standard rates (iv) cause or in Landlord's reasonable opinion be likely to cause physical damage to the Building or any part thereof, (v) constitute a public or private nuisance,
(vi) impair, in the reasonable opinion of Landlord, the appearance, character or reputation of the Building, (vii) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in such manner as may offend other occupants, (viii) interfere with the normal operation of the heating, air-conditioning, ventilating, plumbing or other mechanical or electrical systems of the Building or the elevators installed

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therein, (ix) impair or interfere with the use of any of the other areas of the
Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, any such impairment or interference to be in the reasonable judgment of Landlord, or, in Landlord's reasonable judgment, increase the pedestrian traffic in and out of the Demised Premises or the Building above an ordinary level. The foregoing shall not preclude the use of a residential-type dishwasher (provided Tenant supplies its own hot water to such dishwasher), hot plates, refrigerators, sinks, microwave ovens and vending machines in Tenant's designated "dining area" (provided the same do not allow cooking or require any venting or grease traps), use of data processing, computer equipment, office automation equipment or communications equipment, or the installation and use of an exercise room for Tenant's personnel, provided that the location of Tenant's dining area and exercise room are either as in existence on the date hereof or are shown on Tenant's Plans (as defined in Article 42) and further provided that such dining area, data processing, computer equipment, office automation equipment, communications equipment and exercise room are installed and operated in accordance with this Lease and in compliance with all applicable laws, codes and governmental regulations.

           Section 3.04. Landlord agrees that subject to Landlord's approval as to location and method of installation, Tenant may from time to time at its sole cost and expense, install and maintain one (1) staircase connecting the seventh
(7th) and eighth (8th) floors of the Demised Premises, and wires and conduits in and about the Building for Tenant's computer equipment, office automation equipment, telephone and other communications systems. Such installations shall comply with all applicable legal requirements, and shall be installed and maintained by Tenant in accordance with all applicable provisions of this Lease.

                                   ARTICLE 4
                                   FIXED RENT
                                   ----------

           Section 4.01. Throughout the term of this Lease, Tenant shall pay fixed minimum rent ("Fixed Rent") in lawful money of the United States at an annual rate of: (i) ONE MILLION THREE HUNDRED THOUSAND EIGHT HUNDRED TEN DOLLARS AND 00/XX ($1,300,810.00) in equal monthly installments of $108,400.83 for the period beginning on the Commencement Date through and including December 31, 1997 (the "First Period"); (ii) ONE MILLION FOUR HUNDRED FORTY NINE THOUSAND FOUR HUNDRED SEVENTY- FOUR DOLLARS AND 00/XX ($1,449,474.00) payable in equal monthly installments of $120,789.50 for the period beginning on January 1, 1998 through and including December 31, 2002 (the "Second Period"); and (iii) ONE MILLION FIVE HUNDRED NINETY-EIGHT ThOUSAND ONE HUNDRED THIRTY-EIGHT DOLLARS AND 00/XX ($1,598,138.00) payable in equal monthly installments of

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$133,178.16 for the period beginning on January 1, 2003 through and including the Expiration Date (the "Final Period"), in advance, on the first day of each and every calendar month during the term of this Lease without any set off or deduction, except as expressly provided for herein.

           Section 4.02. All costs and expenses (other than Fixed Rent) which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed and constitute additional rent hereunder, and in the event of nonpayment, Landlord shall have all the rights and remedies with respect thereto as is herein and at law provided for in case of nonpayment of Fixed Rent.

           Section 4.03. All Fixed Rent, additional rent and adjustments of Fixed Rent, as in this Lease provided, shall be paid promptly when due, without notice or demand therefor, and without any abatement, deduction or set-off for any reason whatsoever, except as may be expressly provided in this Lease, and shall be paid in lawful money of the United States to Landlord at its office address set forth on the first page of this Lease or such other place as Landlord may designate by notice to Tenant, or (b) to Landlord's agent or designee at such place as Landlord may designate by notice to Tenant. Any checks tendered by Tenant in payment of Fixed Rent, additional rent and adjustments of Fixed Rent, shall be either (i) a teller's or cashier's or official bank check of a bank which is a member of the New York Clearing House Association and shall be payable to the order of Landlord (or Landlord's designee) or (ii) Tenant's good, unendorsed check drawn on such a bank and payable to the order of Landlord (or Landlord's designee).

                                    ARTICLE 5
                                      TAXES
                                      -----

           Section 5.01. In addition to the Fixed Rent hereinbefore reserved, Tenant covenants and agrees to pay to Landlord, as additional rent, sums computed in accordance with the following sections hereof.

           Section 5.02. For the purposes of this Article and other provisions of this Lease:

                (a) The term "Taxes" shall mean all real estate taxes, assessments, special assessments, water and sewer rents, governmental levies, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any and every kind or nature whatsoever, which are or may be assessed or imposed upon the Land, the Building and the sidewalks, plazas, streets and alleys in front of or adjacent thereto, and any rights or interests appurtenant thereto under the laws of the United States, the State of New York or any political subdivision thereof or by the City of New York, or any political subdivision thereof. Except as permitted

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pursuant to the following sentence, the term "Taxes" shall not include any franchise, income, transit, profit, capital stock or transfer tax imposed on Landlord. If, due to a future change in the method of taxation or in the taxing authority, a franchise, income, transit, profit or other tax or governmental imposition, however designated (including without limitation any tax, excise or fee, measured by or payable with respect to any rents, licenses or other charges received by Landlord and levied against Landlord and/or the Land and/or Building) shall be levied against Landlord and/or the Land and/or the Building in substitution, in whole or in part, or as an addition to or in lieu of any Taxes then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of the term "Taxes" for the purposes hereof, but only to the extent the same would be imposed on Landlord if the Land and the Building were the sole property owned by Landlord and the operation thereof were the sole business in which Landlord was engaged.

                (b) The term "Base Tax Year" shall mean the twelve (12) month fiscal period commencing on July 1, 1993 and ending June 30, 1994.

                (c) The term "Tax Year" shall mean each twelve (12) month fiscal period commencing on July 1 and ending on June 30 following the Base Tax Year, any portion of which fiscal period occurs during the term of this Lease. If the real estate tax fiscal year of the City of New York shall be changed during the term hereof, then for the purpose of making the computation pursuant to Section
5.03 hereof a proportionate part of the Taxes for any such real estate tax fiscal year, any part of which shall occur during the particular Tax Year for which the computation is being made pursuant to Section 5.03 hereof, shall be included in the Taxes for such particular Tax Years apportioned on the basis of the number of days in any such real estate tax fiscal year occurring during such particular Tax Year.

                (d) The term "Tenant's Proportionate Tax Share" shall mean
7.22%.

           Section 5.03. Tenant shall pay to Landlord, as additional rent hereunder, an amount (the "Tax Payment") equal to Tenant's Proportionate Tax Share of the amount, if any, by which the Taxes for any Tax Year, any part of which shall occur during the term of this Lease, shall exceed the Taxes payable for the Base Tax Year, whether such increase results from a higher Tax rate or an increase in the assessed valuation of the Land or the Building, or both, or from any other cause or reason whatsoever. A copy of the tax bill of The City of New York or other taxing authority imposing Taxes on the Land or the Building shall be sufficient evidence of the amount of Taxes. Notwithstanding the fact that the aforesaid additional rent is measured by Taxes, such amount is additional rent and shall be paid by Tenant as

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provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any Taxes by reason of Tenants's diplomatic status or for any other reason whatsoever.

           Section 5.04. With respect to each Tax Year occurring in whole or in part during the term of this Lease, Tenant shall pay to Landlord the Tax Payment, in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord to (a) the City of New York or other applicable governmental authority or (b) the holder of any mortgage or ground lease affecting the Land and/or the Building as part of a monthly escrow or otherwise. Landlord agrees to pay Taxes in the maximum number of installments permitted by law without incurring interest, penalty or late charges. Tenant shall pay each such installment within fifteen (15) days after the rendering of a written statement ("Landlord's Tax Statement") therefor by Landlord to Tenant, accompanied by the relevant tax bills (or if a tax bill is not issued or is otherwise not available, other reasonable evidence of the amount of Taxes which are the subject matter of such statement), which Landlord's Tax Statement shall only be rendered by Landlord so as to require Tenant's Tax Payment to be paid by Tenant not more than thirty (30) days prior to the date such installment of Taxes first becomes due. Landlord's Tax Statement shall set forth in reasonable detail the computation of Tenant's Tax Payment of the particular installment(s) being billed. If there shall be any increase or decrease in the Taxes for any Tax Year, whether during or after such Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be. Tenant shall pay the amount of any deficiency within fifteen (15) days after demand therefor and Landlord shall credit the amount of any overpayment against the next installments of Fixed Rent and Additional Charges that thereafter become due. Any adjustment outstanding at or following the end of the term of this Lease shall be paid to Tenant within thirty (30) days after the taxing authority sets the tax rates for such Tax Year (or, if Landlord obtains a reduction in Taxes as provided for in Section 5.05 below, within thirty (30) days after receipt of payment or credit on account of such reduction).

           Section 5.05. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land or the Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate for any Tax Year for which Tenant has paid installments of the Tax Payment, Landlord, after deducting the reasonable expenses incurred in obtaining such rebate including, without limitation, attorneys' fees, court, or other administrative costs and disbursements, shall credit Tenant's Proportionate Tax Share of such rebate against the next monthly installments of the Fixed Rent payable under this Lease.

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                                    ARTICLE 6
                               OPERATING EXPENSES
                               ------------------

           Section 6.01. In addition to the annual Fixed Rent, Tenant covenants and agrees to pay, as additional rent, sums computed in accordance with the following sections hereof.

           Section 6.02. For the purposes of this Article 6 and other provisions of this Lease:

                (a) The term "Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord or on Landlord's behalf which are properly allocable to the repair, maintenance and operation of the Building, the Land and any plazas, sidewalks, curbs and appurtenances thereto, including, without limitation, the following items (which items are illustrative of items to be included in Operating Expenses):

                    (1) "Labor Costs" (as such term is hereinafter defined) for the services of the following classes of persons performing services required in connection with the operation, repair and maintenance of the Land or the Building to the extent the costs incurred for such personnel are incurred for work performed in connection with the Building:

           (i) the building superintendent, concierge(s), assistant concierge(s) and/or manager(s), his or their assistants and the clerical staff attached to his or their offices;

           (ii) elevator operators, floor directors and assistant floor directors;

           (iii)      window cleaners and miscellaneous handymen;

           (iv) porters, cleaners and janitors employed in and about the Building for the performance of services and for which services Landlord is not specifically reimbursed by any tenant;

           (v) all security personnel, including without limitation, watchmen, caretakers and other persons engaged in patrolling and protecting the Land, Building, its plazas and sidewalks;

           (vi) carpenters, engineers, firemen, mechanics, electricians and plumbers engaged in the operation, repair and maintenance of any part of the Building its plazas, sidewalks, curbs and appurtenances, and the heating, air-conditioning, ventilating, plumbing, electrical, elevator and other systems of the Building;

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



           (vii) personnel engaged in supervision of any of the persons mentioned above (other than officers or executives of Landlord, unless they actually perform work with respect to the Building ordinarily performed by a third person);

           The term "Labor Costs" shall mean, with respect to each calendar year, all expenses incurred by Landlord or on Landlord's behalf which shall be related to employment of personnel, including without limitation amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, Workers' Compensation insurance, liability benefits, pensions, hospitalization, retirement plans and insurance (including, without limitation, group life and disability), uniforms and working clothes and the cleaning thereof, and expenses imposed on or on behalf of Landlord pursuant to any collective bargaining agreement relating to such employees, which salaries and other benefits shall be comparable to those of similar employees servicing first-class office buildings in the Borough of Manhattan comparable to the Building. With respect to employees who are not employed on a full-time basis with respect to the Building, a prorata portion of expenses allocable to the time any such employee is employed with respect to the Building shall be included in Labor Costs.

                    (2) The cost of (including, without limitation, any rental cost of) materials and supplies used in the operation, cleaning, safety, security, repair and maintenance of the Building, its plazas, sidewalks, curbs and appurtenances, including any sales and other taxes thereon, except if done in other tenant space in the Building;

                    (3) The depreciation for, or the rental cost or value (including applicable sales taxes) of, hand tools and other movable equipment used in the operation, cleaning, safety, security, repair or maintenance of the Building, its plazas, sidewalks, curbs and appurtenances;

                    (4) Reasonable legal, accounting and other professional fees incurred in connection with the operation of the Land or the Building;

                    (5) Amounts charged to Landlord by independent contractors for services, materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building not occupied by tenants, its plazas, sidewalks, curbs and appurtenances, including the heating, air-conditioning, ventilating, plumbing, electrical, elevator, safety and other systems of the Building;

                    (6) The cost of all charges for window cleaning and other cleaning, janitorial, security and other services, in and about the common areas of the Building, its plazas, sidewalks, curbs and appurtenances;

                    (7) Premiums paid by Landlord for rent, casualty, boiler, sprinkler, plate-glass, liability and fidelity insurance with respect to the Land or Building, its plazas, sidewalks, cu?bs and appurtenances, and any other insurance Landlord maintains or is required to maintain with regard to the Land or the Building or the maintenance or operation thereof to the extent such insurance is generally carried by prudent owners of first-class office buildings in the Borough of Manhattan comparable to the Building;

                    (8) Costs (including all applicable taxes) for electricity (as measured by the Building's dedicated electric meters and evaluated under the same rate classification and frequency that Landlord is charged by the public utility furnishing electricity to the Building), steam, telephone, and other utilities for the portions of the Land and the Building not leased and occupied by tenants in the Building, and for utilities and electricity (so measured and evaluated) consumed in connection with the operation of the heating, ventilating and air conditioning equipment servicing the Building, including the tenant portions thereof.

                    (9) Water charges and sewer rents or charges to the extent not specifically reimbursable by tenants of the Building;

                    (10) The cost of painting and otherwise decorating any non-tenant areas of the Building, its plazas and sidewalks;

                    (11) Holiday decorations for the lobby and other public portions of the Building, its plazas and sidewalks;

                    (12) Dues, fees and contributions paid to civic organizations and associations representing Landlord, or of which Landlord is a member, in the City of New York;

                    (13) Franchise, license and similar fees and charges paid by Landlord to any governmental agency for the privilege of owning, leasing, operating, maintaining or servicing the Building or any of its equipment, property or appurtenances (except as otherwise provided in Section 5.02 hereof and which are otherwise imposed on or measured by the income or profits of Landlord);

                    (14) The cost of exterior and interior landscaping of non-tenant areas of the Land, the Building, its plazas and sidewalks;

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



                    (15) The cost of uniforms, work clothes and dry cleaning for personnel of the Building;

                    (16) The cost or value, or the cost or value of the rental, together with the cost of installation of any Building security or other system used in connection with life or property protection installed after the Base Year (including the cost, or the cost or value of the rental, of all machinery, electronic systems and other equipment comprising any part thereof), as well as the cost of the operation and repair of any such system in operation during the Base Year; provided, however, that to the extent such costs are capitalized under generally accepted accounting principles, such costs shall be amortized on a straight line basis, together with interest at an annual rate (the "Prime Rate") equal to the prime interest rate announced from time to time by Citibank, N.A. (or its successor), over the useful life of such installation and equipment;

                    (17) Whether or not capitalized under generally accepted accounting principles, costs for alterations and improvements to the Building made after the Base Year by reason of the laws and requirements of any public authorities or the requirements of insurance bodies or Landlord's insurer; provided, however, that to the extent such costs are capitalized under generally accepted accounting principles, such costs shall be amortized on a straight line basis, together with interest at the Prime Rate, over the useful life of such alteration and improvement;

                    (18) Management fees which are not in excess of the then prevailing rates for management fees of other first class office buildings comparable to the Building in the vicinity of the Building and incurred for the performance of comparable functions, or, if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees of other first class office buildings comparable to the Building in the vicinity of the Building, and incurred for the performance of comparable functions;

                    (19) Whether or not capitalized under generally accepted accounting principles, the cost of improvements, equipment or machinery installed after the Base Year for the purpose of reducing energy consumption or reducing other Operating Expenses; provided, however that (a) to the extent such costs are capitalized under generally accepted accounting principles, such costs shall be amortized on a straight line basis, together with interest at the Prime Rate, over the useful life of such improvements, equipment or machinery, and (b) such amortized cost shall not exceed the amount of savings realized in such Operating Expenses as reasonably estimated by Landlord for such Operating Years; and

                    (20) All other charges properly allocable to the repair, operation or maintenance of the Building in accordance with real estate accounting practices customarily used in New York City.

           (b) The following items are to be excluded from Operating Expenses:

                    (1) Labor Costs in respect of officers and executives of Landlord, unless for work actually performed in or about the Building ordinarily done by a third person, and then only at compensation no higher than that which would have been paid to such third person;

                    (2) Legal or other fees, leasing commissions, advertising expenses, promotional expenses and other costs incurred in leasing or attempting to lease any portion of the Building or in connection with tenant disputes;

                    (3) Any insurance premium to the extent that Landlord is specifically entitled to be reimbursed therefor by Tenant pursuant to this Lease (other than pursuant to this Article) or by any other tenant or other occupant of the Building pursuant to its lease (other than pursuant to an operating expenses escalation clause contained therein);

                    (4) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated, including reimbursement by any tenant or through eminent domain;

                    (5) The cost of any alterations, additions, changes, replacements, improvements and repairs and other items which are made in order to prepare space for occupancy by a new tenant or for services or work performed by Landlord for any tenants for which those tenants are billed;

                    (6) The cost of electricity furnished to the Demised Premises or any other space in the Building leased to tenants and for which tenants are specifically billed in accordance with the terms of their leases;

                    (7) All Taxes;

                    (8) Refinancing costs;

                    (9) Accounting fees, other than for ordinary and customary Building accounting services;

                    (10) Amounts billed to Tenant or other tenants for any services furnished to Tenant or such other tenants by Landlord for which a separate charge is made, including overtime a!r conditioning or heating, or which is attributable to any retail space in the Building payable by the retail tenants;

                    (11) Depreciation of the Building;

                    (12) Mortgage debt service and costs of financing of any kind;

                    (13) Rent or other charges under any Superior Lease;

                    (14) Non-arms-length payments to entities affiliated with Landlord but only to the extent such payments exceed payments which would have been reasonably made to entities not affiliated with Landlord;

                    (15) Legal fees and other transactional expenses incurred with respect to any financing or transfer of Landlord's interest in the Building;

                    (16) Except as expressly provided for in Sections 6.02(a)(3), (16), (17) and (19), expenses of any kind or nature whatsoever relating to capital improvements to the Building or any part thereof which are capitalized under generally accepted accounting principles;

                    (17) The cost of constructing additional floors to the Building;

                    (18) The cost of any work or service performed for any tenant of the building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant); and

                    (19) The cost of any repairs or replacements made to the Building as a result of a casualty in excess of an amount equal to a commercially reasonable casualty insurance deductible.

           In no event for any period shall any item of Taxes or Operating Expenses be included in more than one category in determining increases pursuant to Articles 5 and 6.

           (c) The cost of any item which was included in Operating Expenses for the Base Year and which is no longer being incurred by Landlord by reason of the installation of a labor saving device or other capital improvement shall be deleted from Operating Expenses for the Base Year in connection with the calculation of the Operating Payment for all Operating Years from and after the Operating Year in which such installation occurs.

           (d) If during all or part of any Operating Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) for any other reason, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses of furnishing such item of work or services to such portion of the Building or to such tenant.

           (e) The term "Operating Year" shall mean each calendar year following the Base Operating Year.

           (f) The term "Operating Statement" shall mean a written statement prepared by Landlord or its agent, setting forth Landlord's computation of the sum payable by Tenant under this Article for a specified Operating Year.

           (g) The term "Base Operating Year" shall mean the 1993 calendar year.

           (h) The term "Tenant's Proportionate Operating Share" shall Section
6.03. For each Operating Year, any part of which shall occur during the term of this Lease, Tenant shall pay an amount (the "Operating Payment") equal to Tenant's Proportionate Operating Share of the amount, if any, by which the Operating Expenses for such Operating Year shall exceed the Operating Expenses for the Base Operating Year, provided, however, that if the Commencement Date of the term of this Lease shall occur other than on the first day of an Operating Year or if the term of this Lease shall expire or be sooner terminated on other than the last day of an Operating Year, then the Operating Payment in respect thereof shall be prorated to correspond to that portion of such Operating Year occurring within the term of this Lease.

           Section 6.04. At any time during each Operating Year, Landlord may furnish to Tenant a written statement (an "Estimate Statement") setting forth Landlord's estimate of the Operating Payment for such Operating Year (the "Estimated Payment"). Tenant shall pay to Landlord on the first day of each month during each Operating Year an amount equal to one twelfth (1/12th) of the Estimated Payment. The Estimated Payment, for each Operating Year following the first Operating Year, shall not exceed one hundred ten (110%) percent of the Operating Payment for the previous Operating Year provided, however, that such limitation shall not apply to the extent Landlord can identify increases in Operating Expenses in excess of such 10% limitation. If Landlord furnishes an Estimate Statement for an Operating Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which the Estimate Statement is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the next previous Operating Year,
(ii) promptly after the Estimate

Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Operating Year was greater or less than the installment of the Estimated Payment to be paid for the current Operating Year, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within fifteen (15) days after demand therefor, or (b) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Fixed Rent payable under this Lease; and (iii) on the first day of the month following the month in which the Estimate Statement is furnished to Tenant, and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Estimated Payment shown on the Estimate Statement. Landlord may, not more than twice during each Operating Year, furnish to Tenant a revised Estimate Statement; if a revised Estimate Statement is furnished to Tenant, the Estimated Payment for such Operating Year shall be adjusted in the same manner as provided in the preceding sentence.

           Section 6.05. At any time during or within the four month period following each Operating Year, Landlord shall furnish to Tenant an annual statement (the "Annual Statement"), certified as accurate by Landlord or Landlord's managing agent, for such Operating Year, provided, however, that the failure to provide the Annual Statement shall in no way be construed as a waiver of Landlord's rights pursuant to this Article. If the Annual Statement shows that the Estimated Payment (or other payments) for such Operating Year exceed the Operating Payment which should have been paid for Operating Year, Landlord shall credit the amount of such excess against the next monthly installment of Fixed Rent payable under this Lease; provided, however, if the amount of such overpayment shall equal or exceed ten percent (10%) of the amount of the Operating Payment actually due for such previous Operating Year, then Tenant shall also be entitled to interest at the Prime Rate in effect on the date such overpayment is determined on the amount of such overpayment calculated from the date Tenant's Estimated Payments first exceeded the Operating Payment actually due for such previous Operating Year until the date that the entire overpayment plus interest is actually credited against Fixed Rent and Additional Charges. If the Annual Statement for such Operating Year shows that the Estimated Payment for such Operating Year was less than the Operating Payment (or other payments) which should have been paid for such Operating Year, Tenant shall pay the amount of such deficiency within twenty (20) days after receipt of the Annual Statement.

           Section 6.06. Each Annual Statement shall be conclusive and binding upon Tenant unless, within ninety (90) days after receipt thereof, Tenant shall notify Landlord that it disputes the correctness of the Annual Statement, specifying the particular respects in which the Annual Statement is claimed to be incorrect. If such notice is sent, provided Tenant shall pay to Landlord the amount shown to be due to Landlord on the disputed 'Annual Statement, the parties agree that, due to the confidential nature of Landlord's books and records, Tenant shall have the right during Business Hours on Business Days on not less than ten (10) days prior notice to Landlord to examine Landlord's books and records with respect to the Annual Statement at Landlord's offices, one time per year, provided, however, that such inspection must be conducted by Tenant's employees or certified public accounting firm, and if no resolution thereof is reached within ninety (90) days, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants selected by Landlord (and reasonably acceptable to Tenant), and the decision of such accountants shall be conclusive and binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party).

                                    ARTICLE 7
                                   ELECTRICITY
                                   -----------

           Section 7.01. Electricity shall be supplied to the Demised Premises on the Commencement Date in accordance with the provisions of this Article 7.

           Section 7.02. Tenant shall arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the feeders, risers and wiring serving the Demised Premises to the extent available, suitable and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load, as approved by Landlord. Tenant shall not be entitled to use any existing electric meter and panel located on the eighth (8th) floor of the Building in connection with such electrical service, but shall install an electric meter and panel boards, feeders, users, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company, at Tenant's sole cost and expense, and thereafter maintained by Tenant.

           Section 7.03. Tenant agrees not to make any electrical installations, alterations, additions or changes to the electrical equipment or appliances in the Demised Premises other than lamps, typewriters, word processors, personal computers, office computers, communication equipment, office automation equipment and other small office machines which consume comparable amounts of electricity, without the prior written consent of Landlord in each such instance which shall not be unreasonably withheld or delayed. Tenant shall at all times comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Landlord and of the utility company supplying electricity to the Building. Subject to

Section 7.04, Tenant covenants and agrees that at all times its use of electricity will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and Tenant shall not use any electrical equipment which will overload such installations or interfere with the use thereof by other tenants in the Building. In the event that, in Landlord's sole judgment, Tenant's electrical requirements necessitate installation of an additional riser or risers, or other proper and necessary equipment or services, including additional ventilating or air conditioning, Landlord shall notify Tenant in writing and, unless Tenant shall reduce its electrical requirements within ten (10) days, the same shall be provided or installed by Landlord at Tenant's sole expense, which shall be chargeable and collectible as additional rent and paid within five (5) days after the rendition to Tenant of a bill therefor. Rigid conduits only will be allowed. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Demised Premises by reason of any requirement, act or omission of the utility company servicing the Building or for any other reason not attributable to the gross negligence of Landlord.

           Section 7.04. Landlord represents that the electrical risers provide electricity service at the electric closets located within and serving the eighth (8th) floor portion of the Demised Premises and shall throughout the term of this Lease have capacity to provide not less than five (5) watts demand load of electricity per rentable square foot per floor of the Demised Premises, excluding electricity for heating, ventilating and air-conditioning systems of the Building. Notwithstanding the foregoing, Landlord agrees that Tenant may continue to use the demand load of electricity currently serving the sixth (6th) and seventh (7th) floors of the Demised Premises. Tenant covenants and agrees that at no time will the demand load in the Demised Premises exceed five (5) watts per rentable square foot of the eighth (8th) floor portion the Demised Premises, excluding electricity for heating, ventilating and air-conditioning systems of the Building.

           Section 7.05. If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that, where permitted by law or applicable regulations, Tenant's prorata share of such taxes shall be reimbursed by Tenant to Landlord as additional rent.

           Section 7.06. Landlord's failure during the term of this Lease to prepare and deliver any statements or bills under this Article 7, or Landlord's failure to make a demand under this Article 7, or any other provisions of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any electricity charge, and any other amounts of additional rent which may have become due pursuant to this Lease. Tenant's liability for any amounts due under this
Article 7 shall survive the expiration or sooner termination of this Lease for eighteen (18) months unless Landlord's request arises as a result in changes in law.

           Section 7.07. If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent or additional rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, unless caused by Landlord's gross negligence or willful misconduct.

           Section 7.08. Notwithstanding any other provision herein, the parties understand and acknowledge that the consideration for Tenant's payment of the electricity charges and any additional amount payable pursuant to the terms of this Article and Landlord's agreement, subject to all the terms of this Lease, to make available and furnish and redistribute electrical energy to or for Tenant's use in all or any portion of the Demised Premises, and Tenant's failure or refusal for any reason whatsoever to utilize such electrical energy as Landlord stands ready to provide, shall not entitle Tenant to any abatement or diminution in the Fixed Rent or additional rent payable hereunder.

           Section 7.09. Landlord agrees that Tenant may, in its sole discretion, provide electricity to subtenants on a rent inclusion, submetering, or other basis, subject, however, to the terms of this Article 7 and Article 11.

                                    ARTICLE 8
                     LANDLORD'S PROPERTY. TENANT'S PROPERTY
                     --------------------------------------

           Section 8.01. Except to the extent provided in Section 8.02 hereof, all alterations, decorations, installations, additions, fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this Lease, including, without limitation, any and all paneling, partitions, railings, mezzanine floors, galleries and the like, and whether or not by or at the expense of Tenant (herein collectively called "Landlord's Property") shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant. Any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall also fall within the definition of and constitute part of Landlord's Property and shall not be removed by Tenant unless Tenant shall simultaneously therewith or promptly thereafter install like replacements of equivalent or better quality, in which event any such replacement(s) shall be deemed Landlord's Property.

           Section 8.02. All moveable partitions, business and trade fixtures, machinery and equipment, including communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant and can be removed without structural damage to the Building (except all other articles of moveable property which constitute Landlord's Property) and all furniture, furnishings and other articles of moveable property owned by Tenant and located in the Demised Premises (herein collectively called "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided, however, that if any of Tenant's Property is removed, except as otherwise provided in this Lease, Tenant, at Landlord's option, shall repair or pay to Landlord, Landlord's reasonable and necessary costs (including, in either case, a fifteen percent (15%) supervisory fee) of repairing any damage to the Demised Premises or to the Building resulting from the removal thereof or caused by the original installation thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord and shall not be considered Tenant's Property but shall instead be deemed Landlord's Property.

           Section 8.03. At or before the Expiration Date of the term of this Lease or the date of any earlier termination of this Lease, Tenant, at its expense, shall remove from the Demised Premises all of Tenant's Property. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove Tenant's Work, performed pursuant to Article 42, except as described in the following sentence, and Tenant shall not be required to remove the fixtures in existence as of the date hereof on the sixth (6th) and seventh
(7th) floors of the Demised Premises. At the time of giving of Landlord's consent to any extraordinary work performed in the Demised Premises (such as the installation of staircases, HVAC units or raised floors), Landlord shall also inform Tenant whether same shall be required to be removed at the end of the term.

           In case Tenant shall desire not to remove any part of Tenant's Property, Tenant shall give notice to Landlord thereof not less than sixty (60) days prior to the Expiration Date and not less than ten (10) days prior to any sooner termination of the term of this Lease specifying the items of Tenant's Property which Tenant has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the specified items of Tenant's Property,

Tenant, at its expense, at or before the expiration or sooner termination of the term of this Lease, shall remove said items of Tenant's Property. Upon any removal of Tenant's Property, Tenant, at Tenant's sole cost and expense, shall promptly restore the portion(s) of the Demised Premises affected by such removal to good order and condition, reasonable wear and tear and damage by the elements excepted, and shall repair any damage to the Demised Premises or the Building resulting from any such removal and/or the original installation of Tenant's Property.

           Section 8.04. Any items of Tenant's Property which shall remain in the Demised Premises following Tenant's moving therefrom and after the Expiration Date of the term of this Lease, or after any earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in any such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense and Tenant shall pay to Landlord promptly upon being billed therefor, all of Landlord's reasonable and necessary costs incurred in connection with any such removal and disposition as well as in connection with any restoration of the Demised Premises required by such removal. The obligations of Tenant pursuant to this Article 8 shall survive the Expiration Date or earlier termination of this Lease.

                                    ARTICLE 9
                         REPAIRS. ALTERATIONS AND LIENS
                         ------------------------------

           Section 9.01. Tenant, at its expense, throughout the term of this Lease, shall take good care of the Demised Premises, the fixtures and appurtenances therein, Tenant's Property and Landlord's Property and shall make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, ordinary wear and tear and damage from fire or other insurable casualty covered under a standard form fire and multi-perils policy usually carried by landlords of first class office buildings in the vicinity of the Building, excepted. In addition, Tenant shall be responsible, at its sole cost and expense, for making all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Demised Premises and the Building and the facilities and systems thereof, the need for which is caused by or arises out of

                (a) the performance or existence of any Tenant's work or alterations,

                (b) the installation, use or operation of any Tenant's Property or Landlord's Property in the Demised Premises,

                (c) the moving of any Tenant's Property or any Landlord's Property in or out of the Building, and

                (d) any air-conditioning unit or system short circuits, flow or leakage of water, steam, illuminating gas, sewer gas, sewerage or odors, or frost or by bursting or leaking of pipes or plumbing works or gas, or any other cause of any other kind or nature whatsoever due, in all of the instances contemplated in this Section 9.01 (d), to the carelessness, omission, neglect, improper conduct or other cause of Tenant or any of its sublessees, or its or their employees, agents, contractors, visitors, licensees or invitees, unless the loss is otherwise covered by insurance proceeds received by Landlord.

           Tenant shall, at its expense, promptly replace all scratched, damaged or broken doors and glass in and to the Demised Premises excluding elevator cabs and exterior glass or windows that are a part of the structure of the Building (unless the damage thereto was caused by Tenant or Tenant's sublessees, or its or their employees, agents, contractors, visitors, licensees or invitees, in which event, at Landlord's option, either (i) Landlord shall perform the necessary replacements or repairs at Tenant's sole cost and expense, or (ii) Tenant shall perform the necessary replacements or repairs at its sole cost and expense) and shall be responsible for all repairs, maintenance and replacements of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary, plumbing, and electrical fixtures and equipment therein unless such repair, maintenance or replacement is necessitated by the carelessness, omission, neglect, improper conduct or other cause of Landlord or Landlord's employees, agents, contractors, visitors, licensees or invitees. Tenant shall, at its expense, promptly make all repairs in or to the Demised Premises for which Tenant is responsible; any repairs required to be made by Tenant to the mechanical, electrical, sanitary, plumbing, heating, ventilating, air-conditioning or other systems of the Building, shall be performed only by contractor(s) reasonably designated by Landlord. If Tenant fails to make any repairs, restorations or replacements for which Tenant is responsible hereunder, Landlord, after not less than 10 days written notice to Tenant and reasonable opportunity to do so, except in an emergency when no notice shall be required, may (but shall not be obligated to) make same and Landlord's costs of doing so, plus a fifteen percent (15%) supervisory fee to Landlord, shall be collectible as additional rent hereunder and shall be paid by Tenant to Landlord within fifteen (15) days after rendition of Landlord's bill or statement therefor. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible, shall be performed by Landlord at Tenant's sole cost and expense (but only after Tenant failed to perform such repairs using only those contractors on Landlord's list of approved contractors within a reasonable amount of time), which shall not exceed all of Landlord's actual and reasonable costs, including, without limitation, any and all actual and reasonable architectural and engineering fees, filing fees and supervisory fees, plus a fifteen percent (15%) supervisory fee to Landlord.

           Section 9.02. Except for those matters which are Tenant's responsibility, as provided in Section 9.01 hereof, Landlord, at its expense, shall maintain and keep the exterior and structural elements of the Building and the public portions of the Building and its systems and facilities servicing the Demised Premises in good working order, condition and repair, including, without limitation, public halls, stairways, toilets, exterior windows, walls, radiators, fans, plumbing, wiring and mechanical systems for the supply of water, heat, air conditioning, elevator service, gas and electricity; Landlord shall also make all repairs and replacements for damage caused by the carelessness, neglect, omission, improper conduct or other cause of Landlord, its servants, agents, employees, and licensees. If requested by Tenant and if reasonably practicable, Landlord shall perform any repairs, with respect to the Demised Premises that it is obligated to perform under this Lease on after-hours basis provided that Tenant shall promptly pay to Landlord the extra costs related to the overtime work incurred by Landlord. Tenant shall give Landlord prompt notice of any defective condition of which it has knowledge in any Building plumbing, heating or cooling system or electrical line located in, servicing or passing through the Demised Premises. Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's use and occupancy while making any repairs in the Building or the Demised Premises.

           Section 9.03. Except as otherwise may be expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, equipment, systems or appurtenances of the Building or the Demised Premises.

           Section 9.04. Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Demised Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and then only by contractors or mechanics selected from Landlord's then approved list, which list shall include not less than three (3) contractors, or selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed, prior to any bidding for any such work. Landlord's consent shall not be required for painting, decoration or non-structural wall covering in the Demised Premises, provided that (i) Tenant gives Landlord ten (10) days prior written notice of Tenant's intention to perform such work, and which notice shall contain a description of the work to be performed and the name of the contractor who will perform the work; (ii) the performance of such work does not cause a disruption in the Building; and (iii)

Tenant performs such work in compliance with the terms and conditions of this Lease. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant's sole cost and expense at such times and in such manner as Landlord may from time to time reasonably designate and in full compliance with all laws, rules and regulations of all governmental bodies having jurisdiction thereover. In connection with any Tenant alterations, decorations, installations, additions or improvements to the Demised Premises, Tenant agrees to obtain during the progress of such work, and deliver to Landlord, written and unconditional waivers of mechanics' liens, to the extent permitted by law, upon the real property in which the Demised Premises are located, for all work, labor, and services performed and materials furnished by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers involved in such work. No lien waivers shall be required to be obtained prior to the commencement of any work in the Demised Premises or prior to the commencement of Tenant's Work. Tenant agrees to reimburse the Landlord for all out-of-pocket costs ("Actual Costs") which the Landlord incurs by payment to third parties in connection with the review of Tenant's proposed work and the granting or denial of the requested consent. Actual Costs shall include, without limitation, all reasonable out-of-pocket expenses, engineers', architects' or contractors' fees. Landlord shall not be liable for any failure of the air-conditioning, and heating and ventilating equipment in the Demised Premises installed by Landlord, which is caused by alterations, installations, and/or additions by Tenant, and Tenant shall correct any condition causing such failure. Upon Tenant's failure to correct same, Landlord may make such correction and charge Tenant for the cost thereof, plus a supervisory fee of fifteen (15%) percent. Such gums due Landlord shall be deemed additional rent and shall be paid by Tenant within fifteen (15) days upon being billed therefor.

           Section 9.05. Prior to commencing any work pursuant to the provisions of this Article, Tenant shall furnish Landlord with:

                (a) Copies of all governmental permits and authorizations which may be required in connection with such work.

                (b) A certificate evidencing that Tenant (or Tenant's contractors) has (have) procured Workers Compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, any Superior Lessor, Superior Mortgagee, Tenant or the Building.

                (c) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Article 12 hereof) as Landlord or Landlord's managing agent may reasonably require based on the work to be done by Tenant.

                (d) Plans and specifications (including architectural, engineering, mechanical, electrical and plumbing drawings, if applicable) for the work to be done and copies of all contracts with contractors and subcontractors selected by Tenant and approved by Landlord.

           Section 9.06. With respect to any of Tenant's alterations, improvements or repairs which shall cost in excess of $25,000.00, Tenant shall pay to Landlord or at Landlord's direction, Landlord's managing agent, within ten (10) days after being billed therefor, a supervisory and coordination fee, in an amount equal to ten percent (10%) of the cost of any such alterations, improvements or repairs for indirect costs, field supervision and coordination in connection therewith, but only to the extent such cost exceeds $25,000.00. Tenant shall keep accurate and complete cost records of Tenant's alterations, improvements and repairs costing in excess of $25,000.00 and shall furnish photostatic copies thereof and of all contracts entered into and work orders issued by Tenant in connection therewith to Landlord's managing agent, certified as correct by Tenant, within 45 days of Landlord's managing agent's request therefor. For the purposes of this Article all alterations, improvements or repairs performed by Tenant within the Demised Premises as part of a single work project shall be considered together as a single cost. Notwithstanding anything contained in this Section 9.06 to the contrary, in the event Tenant uses a contractor named on Landlord's list of approved contractors for the Building to perform work in the Demised Premises, including, without limitation, Tenant's Work performed pursuant to Article 42, Tenant shall not be obligated to pay any supervisory fee in connection with such work. Except in connection with Tenant Changes in connection with Tenant's initial occupancy of the eighth (8th) floor portion of the Demised Premises, Landlord agrees that in no event shall Tenant be obligated to pay a supervisory fee in the event Tenant's Work consists solely of decorative work such carpeting, painting and wallcoverings Landlord agrees that its list of approved contractors for the Building, which may change from time to time, shall always contain at least three (3) reputable, independent contractors, and the fees charged by such contractors shall be comparable to those of other contractors in the Borough of Manhattan, and Tenant acknowledges receipt of Landlord's current list of approved contractors attached hereto as Exhibit "C".

           Section 9.07. Tenant will not do any act or suffer any act which will, in any way, encumber the title of Landlord (or Tenant) in and to the Demised Premises nor will the interest or estate of Landlord or Tenant in the Demised Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant, except that Tenant may execute and file Uniform Commercial Code financing statements in connection with financings of Tenant's personalty and fixtures.

           Section 9.08. Tenant will not suffer or permit any liens to be filed against the Demised Premises, the Building or any part thereof, by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any such lien is at any time filed against the Demised Premises or the Building, Tenant will cause the same to be discharged of record within forty-five (45) days after Tenant either receives notice of or becomes aware of the filing of the same, by either payment, deposit or bonding and if Tenant shall fail to do so, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding, and/or Landlord will be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including reasonable attorneys' fees, in defending such action or in procuring the discharge of such lien, with all necessary disbursements in connection therewith, will become due and payable as additional rent within ten
(10) days of Landlord's notice to Tenant.

           Section 9.09. Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied by inference or otherwise, to any person, firm or being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

                (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, reasonably satisfactory to Landlord, and shall be in an amount at least equal to one hundred and twenty five (125%) percent of the cost of such compliance (as reasonably estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties, expenses (including reasonable attorneys' fees and expenses) resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond reasonably satisfactory to Landlord;

                (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or

Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of the Tenant; and

                (d) Tenant shall keep Landlord advised as to the status of such proceedings.

                Without limiting the application of the foregoing, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a Summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent, as the case may be, is required to plead or answer thereto.

           Section 10.04. To the extent that compliance is not Tenant's obligation pursuant to Section 10.02 hereof, Landlord, at Landlord's expense, shall comply with or cause to be complied with, all laws, orders, ordinances regulations and requirements of any public authority or lawful direction of any public official or officer which, with respect to the Systems, public, and/or structural portions of the Building, shall affect Tenant's access to the Demised Premises or which shall affect the Building systems servicing the Demised Premises. Landlord, however, may defer such compliance so long as Landlord shall be contesting the validity or applicability thereof. Tenant agrees to comply with all laws in effect as of the date Tenant completes Tenant's Work necessary for its initial occupancy of the 8th floor portion of the Demised Premises concerning handicapped access that affects the public bathrooms on the eighth
(8th) floor of the Building, including, without limitation, Local Law 58 and the Americans with Disabilities Act, and such obligation shall not be affected by the existence of any bathroom located within the Demised Premises on the 8th floor of the Building (the intention of the parties being that obligation shall be determined as if there are no bathrooms within the Demised Premises located on the 8th floor of the Building).

                                   ARTICLE 11
                       ASSIGNMENT. SUBLETTING. MORTGAGING
                       ----------------------------------

           Section 11.01. Except as otherwise expressly provided in this Lease, Tenant shall not, whether voluntarily, involuntarily or by operation of law or otherwise assign or otherwise transfer this Lease or the estate and term hereby granted, sublet or suffer or permit the Demised Premises or any part thereof to be used, occupied or utilized by anyone other than Tenant, or mortgage, pledge, encumber or otherwise hypothecate (any of which shall be referred to as a "mortgaging") this Lease or the Demised Premises or any part thereof in any manner whatsoever without, in each instance, obtaining the prior written consent of Landlord. The consent by Landlord to any assignment or subletting or mortgaging shall not in any manner be construed to relieve Tenant (or any assignee or sublessee) from obtaining Landlord's express written consent to any other or further assignment or subletting or mortgaging. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or a portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others without Landlord's prior written consent in each instance.

           Section 11.02. (a) If Tenant is a corporation or partnership, the provisions of Section 11.01 shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests of Tenant (as the case may be) as if such transfer of a majority of the stock or partnership interests of Tenant were an assignment of this Lease; but said provisions, and the provisions of Section 11.09, shall not apply and Landlord's consent shall not be required and recapture provisions shall not apply to transactions with a corporation or partnership into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets or stock are transferred, provided that in any of such events

                (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, and

                (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

                (b) Landlord agrees that the Tenant named herein (and not its successors and assigns) shall have the right, without the prior consent of Landlord and without being subject to Landlord's rights pursuant to Section 11.03(b) or Section 11.09, to assign the Lease to, sublet to, or permit the use or occupancy of all or any part of the Demised Premises by, any parent, subsidiary or affiliate of Tenant, for the uses herein permitted and for such period as such assignee or sublessee shall remain a parent, subsidiary or affiliate of Tenant. A "subsidiary" of Tenant shall mean a corporation, partnership or other entity more than fifty percent (50%) of whose outstanding voting stock and all other classes of outstanding stock at the time of such assignment or sublease shall be owned by Tenant. An "affiliate" of Tenant shall mean any corporation, partnership or other entity more than fifty percent (50%) of whose outstanding voting stock and all other classes of outstanding stock at the time of such assignment or sublease shall be owned by the same persons and/or entities owning more than fifty percent (50%) of the outstanding voting stock and all other classes of outstanding stock of Tenant. A "parent" of Tenant shall mean a corporation, partnership or other entity owning more than fifty percent (50%) of the outstanding voting stock and all other classes of outstanding stock of Tenant at the time of such assignment or sublease. No assignment or sublease under this Section shall be valid unless Tenant shall give Tenant's Notice (as hereinafter defined) to Landlord of the proposed assignee or sublessee within ten (10) days after the execution thereof and Tenant shall deliver to Landlord an assignment or a sublease, duly executed by Tenant and such assignee or sublessee, as the case may be, which agreement complies with the requirements of this Article 11.

                (c) Notwithstanding any other provision of this Lease, the transfer of stock of Tenant by Jules Kroll to the estate of Jules Kroll, or from the estate of Jules Kroll to the spouse and/or children of Jules Kroll and/or to senior officers of Tenant then responsible for major management decisions shall not be deemed an assignment of this Lease.

                Section 11.03. (a) If Tenant desires to assign its interest in this Lease or sublease all or any portion of the Demised Premises, Tenant shall deliver to Landlord Tenant's Notice (as hereinafter defined) prior to entering into each and every assignment or subletting. "Tenant's Notice" shall be a written notice from Tenant setting forth (i) Tenant's desire to enter into an assignment of this Lease or a sublease, (ii) the proposed terms and conditions of the proposed assignment or subletting, including, without limitation, copies of all term sheets, offers and requests for proposal sent to, or received from, any prospective assignees or sublessees, if any, and (iii) in the event of desired subletting of less than all of the Demised Premises, a description and floor plan of the proposed subleased premises.

                (b) Within forty-five (45) days (or twenty (20) business days in the event that Tenant's Notice is not the first Tenant's Notice delivered in and twenty-four (24) month period during the term of the Lease) following receipt of Tenant's Notice containing the above required information, Landlord may elect any of the options hereinafter set forth in this subsection 11.03(b), subject, however, to Section 11.03(c):

                (1) In the event of a proposed assignment or in the event of a proposed subletting of all or substantially all of the Demised Premises, Landlord, at its option, exercisable by notice given to Tenant within the aforesaid forty-five (45) day period (or 20-business day period, if applicable), may (i) terminate this Lease, or (ii) in the event of a proposed assignment, require Tenant to assign this Lease to Landlord or its designee, in either case effective as of a date which shall be one hundred eighty (180) days after the giving of Landlord's termination notice. If Landlord shall exercise such termination option, then the term of this Lease shall cease and expire on the date specified in Landlord's termination notice with the same force and effect as if such date were originally provided herein as the Expiration Date of the term hereof.

                (2) In the event of a proposed sublease for less than all or substantially all of the Demised Premises but for all or substantially all of the balance of the term hereof, Landlord, at its option, exercisable by notice given to Tenant within said forty-five (45) day period (or 20-business day period, if applicable), may terminate this Lease only as to the portion of the Demised Premises which the proposed sublease would cover effective as of a date, which date shall be either (x) 90 days after the giving of Landlord's termination notice in the event that the proposed sublease is less than two (2) full floors of the Building, or (y) one hundred eighty (180) days after the giving of Landlord's termination notice in the event that the proposed sublease is for two (2) full floors or more of the Building. In the event Landlord shall exercise such termination option (A) the term of this Lease with respect only to such portion of the Demised Premises shall cease and expire on the date specified in Landlord's termination notice, (B) the Fixed Rent and additional rent payable hereunder shall be respectively reduced, effective as of 11:59 p.m. on said date, by the amounts thereof allocable to such portion of the Demised Premises, and (C) the parties shall then (or prior thereto or promptly thereafter as Landlord may request) enter into a modification agreement of this Lease reflecting the deletion of such portion from the Demised Premises effective as of said date and the reduction of Fixed Rent, additional rent and Tenant's Proportionate Share required thereby. In the event Landlord shall exercise its foregoing option, Tenant shall be responsible for the cost of constructing any necessary demising walls required by the deletion or subletting of such portion of the Demised Premises and complying with any laws and requirements of public authority pertaining thereto.

                (3) In the event of a proposed sublease for less than all or substantially all of the Demised Premises and for less than all or substantially all of the balance of the term hereof, Landlord, at its option, exercisable by notice given to Tenant within said forty-five (45) day period (or 20-business day period), may require Tenant to enter into a sublease of such portion of the Demised Premises to Landlord or its designee as sublessee upon the terms set forth in Section 11.04 hereof, which sublease shall be effective as of a date, which date shall be either (x) 90 days after the giving of Landlord's termination notice in the event that the proposed sublease is less than two (2) full floors of the Building, or (y) one hundred eighty (180) days after the giving of Landlord's notice. In the event Landlord shall exercise the foregoing option Tenant shall be responsible for the cost of constructing any necessary demising walls and complying with any laws and requirements of any public authority pertaining thereto.

           For purposes of this subsection 11.03(b), as used herein the term "substantially all" shall mean in excess of eighty (80%) percent of the Demised Premises, or the remaining term of the Lease, as the case may be.

                (c) Landlord shall not be entitled to exercise any of the foregoing options contained in Section 11.03(b) with respect to a proposed sublease by Tenant provided: (i) the proposed sublease has a term commencing prior to the fifth anniversary of the Commencement Date; and (ii) the term of the proposed sublease expires prior to the ninth anniversary of the Commencement Date (the "Initial Subleases"). The foregoing is not intended to waive any requirement under this Article 11 with respect to Tenant's obligation to obtain Landlord's consent to subleases.

           Section 11.04. If Landlord exercises its option to sublet the premises proposed to be subleased, such sublease to Landlord (or its designee) as sublessee, shall be at the portions of the Fixed Rent and additional rents then payable hereunder allocable to the sublease premises, and shall be for the same term as that of the proposed subletting, and:

                (a) Such sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                (b) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this
Section:

                (c) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease;

                (d) Such sublease shall provide that any assignee or further assignee or further sublessee(s) of the sublessee's interest thereunder, may, at the election of Landlord, be permitted to make alterations, decorations, and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or sublessee may be removed, in whole or in part, by such assignee or sublessee, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or sublessee, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

                (e) Such sublease shall also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the sublessee) may be for any purpose or purposes that Landlord, in Landlord's sole discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space to be sublet by Tenant to the Landlord or designee, and (iv) that at the expiration of the term of such sublease, Landlord will deliver the space to Tenant at the expiration of the sublease in substantial similar design, configuration and condition as same was in as of the commencement date of such sublease, reasonable wear and tear excepted.

           Section 11.05. In the event Tenant shall have duly complied with the provisions of Section 11.03 and Landlord shall not have exercised any of its options pursuant to Section 11.03 and on condition that Tenant is 'Lot then in default in the payment of any Fixed Rent or additional rent due hereunder and is not otherwise in material default with respect to any of Tenant's other obligations under this Lease, Landlord's consent (which shall be in writing and in form satisfactory to Landlord) to a proposed assignment or sublease shall not be unreasonably withheld and shall be granted or denied within thirty (30) days of Tenant's request for consent, provided, however, that Landlord may withhold consent thereto if, in the exercise of its reasonable judgment, it determines that:

                (a) The financial condition (as shall be reasonably evidenced to Landlord by Tenant) and general reputation of the proposed assignee or sublessee are not commensurate with the financial obligations imposed by the proposed assignment or sublease, or the character and dignity of the Building and the existing tenancies thereof; provided, however, that if Tenant's net worth (as shall be reasonably evidenced to Landlord by Tenant) as of the effective date of the sublease or assignment shall be the same or greater than Tenant's net worth as of the Commencement Date hereof, then Landlord shall not be entitled to withhold its consent to a proposed assignment -or sublease on the basis of the proposed assignee's or subtenant's financial condition.

                (b) The proposed use of the Demised Premises or the relevant part thereof (i) is not appropriate for the Building or consistent with the character of the existing tenancies thereof or (ii) will violate the permitted use(s) set forth in Section 3.01 hereof or will violate any negative covenant as to use contained in any other lease of space in the Building;

                (c) The nature of the occupancy of the proposed assignee or sublessee will cause a materially greater density of employees or traffic or make materially greater demands on the Building's services, or facilities or in any other way will lessen the character or dignity of the Building;

                (d) The proposed assignee or sublessee (or any parent, subsidiary or affiliate thereof, as such terms are defined in Section 11.02(b) herein) is then an occupant of any part of the Building;

                (e) The proposed assignee or sublessee is a person or entity with whom Landlord was actively and in good faith negotiating to lease space in the Building at any time during the previous six (6) month period;

                (f) The form of the proposed sublease or assignment is not in form and content reasonably satisfactory to Landlord or does not comply with the applicable provisions of this Article;

                (g) There would be, as a result of the proposed assignment or subletting, more than five occupants (including Tenant or its designee) of any floor of the Demised Premises;

                (h) The amount of the aggregate rent payable under the proposed sublease is less than ninety percent (90%) of the aggregate rent that Landlord is leasing other comparable space in the Building; and

                (i) With respect to any proposed assignment or sublease the term of which commences on or prior to the day which shall be the fifth anniversary of the Commencement Date, Tenant would, as a result of the proposed assignment or sublease, occupy less than 3500 square feet.

           Notwithstanding anything contained herein to the contrary, with respect to the Initial Subleases only, (i) SubSection 11.05(f) shall not apply,
(ii) Sub-Sections 11.05(d) and (e) shall only apply provided that Landlord has space in the Building comparable to the space Tenant has offered to the proposed assignee or sublessee, and which comparable space is made available by Landlord for leasing by such proposed assignee or sublessee, and (iii) with respect to Sub-Section 11.05(a), it is understood that if Tenant submits to Landlord all the financial information it possesses on a proposed sublessee or assignee, such financial information shall be deemed sufficient to permit Landlord to make its determination pursuant to such Sub-Section 11.05(a).

           As a condition of Landlord's consent to any assignment or subletting, Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the cost of making investigations as to the acceptability of the proposed assignee or sublessee, and reasonable administrative and attorneys' fees incurred in connection with the reviewing of the assignment or sublease and preparing any consent thereto.

           Section 11.06. Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other sublessee and/or acceptance of rent or additional rent by Landlord from any sublessee, Tenant shall and will remain fully liable for the payment of the Fixed Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or sublessee or anyone claiming under or through any sublessee which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant, shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under
Section 11.03, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, cost and expense, including reasonable attorneys' fees, resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

           Section 11.07. In the event that (a) Landlord fails to exercise any of its options under Section 11.03, and (b) Tenant fails to deliver the fully executed assignment or sublease within six (6) months after the expiration of Landlord's options period pursuant to said Section then Tenant shall again comply with all of the provisions and conditions of Section 11.03 before assigning this Lease or subletting the Demised Premises or the relevant part thereof; provided, however that Tenant shall be entitled to a one-time 30-day extension, of such six (6) month period if Tenant delivers to Landlord notice requesting such extension together with a draft of sublease currently being negotiated, prior to the expiration of such six (6) month period.

           Section 11.08. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease (except for a subletting by Landlord pursuant to Section 11.04 hereof), it is further agreed that:

                (a) no subletting shall be for a term ending later than one day prior to the expiration date of this Lease;

                (b) no subletting shall be for less than 2,000 contiguous rentable square feet;

                (c) no sublease shall be valid, and no sublessee shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

                (d) Tenant, whether through a broker, agent, representative, or otherwise shall not have (i) advertised or publicized in any way the availability of the Demised Premises or the relevant part thereof without prior notice to and written approval thereof by Landlord, which approval shall not be unreasonably withheld or delayed, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rents, or (ii) listed the Demised Premises or relevant part thereof for subletting, at a rental rate less than the aggregate rent that Landlord is then asking for other comparable space in the Building.

                (e) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such sublessee shall, at Landlord's option, attorn to Landlord with respect to the executory provisions of such sublease except that Landlord shall not (i) be liable for any previous act or omission of the sublessor under such sublease,
(ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such sublessee against Tenant, or (iii) be bound by any previous modification of such sublease to which Landlord shall not have consented in writing or by any previous prepayment of more than one month's rent or additional rent thereunder.

           Section 11.09. If the Landlord shall give its consent to any assignment of this Lease or to any sublease Tenant shall in consideration therefor, pay to Landlord, as additional rent hereunder, the following sums, (each of which shall hereinafter be referred to as "Profit");

                (a) in the case of an assignment, fifty percent (50%) of the excess, if any, of (i) all sums and other consideration received by Tenant and/or its designee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenants fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property less, in the case of a sale, the then net unamortized or undepreciated cost of any such fixture, leasehold improvements, equipment, furniture or other personal property determined on the basis of Subtenant's federal income tax returns) less, (ii) customary and reasonable brokerage fees, advertising and attorneys fees incurred in connection with such assignment and any reasonable and customary sums actually paid to such assignee as a tenant allowance for the construction of improvements for initial occupancy or the cost of any work performed by Tenant in connection with initial occupancy;

                (b) in the case of a sublease, fifty percent (50%) of the excess, if any, of (i) the sum of (A) all rents, additional rents and other consideration received by Tenant in connection with the sublease and (B) all other sums and consideration received by Tenant or its designee for or by reason of such subletting (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of a sale, the then net unamortized or undepreciated cost of any such fixture, leasehold improvements, equipment, furniture or other personal property determined on the basis of Subtenant's federal income tax returns) less, (ii) the sum of (X) that part of the Fixed Rent and additional rent hereunder allocable to the subleased space and accruing for the corresponding period during the term of the sublease, and (Y) customary and reasonable brokerage, advertising and attorneys fees incurred in connection with such sublease and any reasonable and customary sums actually paid to such sublessee as a tenant allowance for the construction of improvements for initial occupancy or the cost of any work performed by Tenant in connection with initial occupancy.

           Any amount(s) payable under this Section 11.09 shall be paid to Landlord as and when sums on account thereof are paid by or on behalf of any assignee(s) and/or any sublessee(s) to, Tenant or its designee, and Tenant agrees to promptly advise Landlord thereof and furnish such information with regard thereto as Landlord may reasonably request from time to time.

           Tenant shall furnish to Landlord in the January calendar month immediately following each calendar year during any part of which any such sublease shall be in effect, a reasonably detailed financial statement certified as being correct by an executive financial officer or, if Tenant is not a corporation, a principal of Tenant, setting forth all sums accruing during the prior calendar year and realized by Tenant from such sublease and a computation of the Profit realized by

Tenant during such prior calendar year. Tenant shall remit to Landlord together with such statement any Profit or portion thereof on account of such calendar year not previously remitted to Landlord.

           Section 11.10. If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, sublessee or occupant and apply the net amount collected to the Fixed Rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, sublessee or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

           Section 11.11. Each assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Fixed Rent, additional rent and adjustments of rent, and for the due performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord its aforesaid written consent thereto. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time for performance of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant pursuant to this Lease.

           Section 11.12. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, on the Building directory or otherwise shall not operate to vest any right or interest in this Lease or the Demised Premises nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by third parties. It is expressly understood that any such listing is a privilege extended by Landlord that is revocable at will by written notice to Tenant.

                                   ARTICLE 12
                     INSURANCE: PROPERTY LOSS: REIMBURSEMENT
                     ---------------------------------------

           Section 12.01. Landlord shall maintain during the term of this Lease a policy or policies of insurance insuring the Building against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage on the Building. Such coverage shall be in such amountS as Landlord may from time to time determine but not less than the full replacement cost value. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Land or Building or the ground or underlying lessors of the Land or Building, or any portion thereof. Tenant shall neither use the Demised Premises nor permit the Demised Premises to be used or acts to be done therein which will (a) increase the premium of any insurance described in this Article; (b) cause a cancellation of or be in conflict with any such insurance policies; (c) result in a refusal by insurance companies of good standing to insure the Building or the Land in amounts reasonably satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any operation being conducted in the Demised Premises. Tenant shall, at Tenant's expense, comply as to the Demised Premises with all insurance company requirements pertaining to the use of the Demised Premises. If Tenant's conduct or use of the Demised Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

           Section 12.02. Tenant shall maintain during the term of this Lease the following coverages:

                (a) Comprehensive General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Demised Premises, including a Broad Form Comprehensive General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in this Article, for limits of liability not less than:
                  Bodily Injury and           $3,000,000 each occurrence
                  Property Damage Liability   $3,000,000 annual aggregate

                  Personal Injury Liability   $3,000,000 each occurrence
                                              $3,000,000 annual aggregate

                                               0% Insured's participation

                (b) Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Demised Premises installed by, for, or at the expense of Tenant,
(ii) the Tenant's improvements, and (iii) all other improvements, alterations and additions to the Demised Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage.

                (c) The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under this Article; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of New York;
(iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be cancelled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver duplicate copies of said policy or policies or original certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent within five (5) days after delivery to Tenant of bills therefor.

                (d) Tenant shall carry and maintain during the entire term of this Lease, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Demises Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided that such types and/or amounts of insurance are comparable to those being required by other landlords of first class office buildings located in the Borough of Manhattan.

           Section 12.03. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

                                   ARTICLE 13
                              DAMAGE OR DESTRUCTION
                              ---------------------

           Section 13.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article 13 hereinafter provided) then Landlord, to the extent permitted by available insurance proceeds, shall repair the damage and restore and rebuild the Building and/or the Demised Premises with reasonable dispatch after notice to Landlord of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property or the property that is deemed Landlord's Property pursuant to
Section 8.01 hereof, unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or licensees.

           Section 13.02. In the event all or a portion of the Demised Premises shall be so damaged by fire or other casualty as to be rendered completely or partially untenantable or in the event the Building shall be so damaged (irrespective of whether or not the Demised Premises are damaged) so that all or a portion of the Demised Premises shall be rendered untenantable, then, and in any such event, Fixed Rent and the additional rent payable pursuant to Article 5 and 6 hereof shall be

                (a) completely abated in the event all of the Demised Premises shall be untenantable, or

                (b) in the event only a portion of the Demised Premises shall be untenantable, partially abated to the extent that such Fixed Rent and additional rent shall be allocable to such untenantable portion of the Demised Premises, in both cases only for the period from the date of such damage to the date (i) such damage shall be substantially repaired, or (ii) if the Demised Premises are not damaged but rendered untenantable because of damage to the Building, the date on which the Demised Premises are again tenantable, provided, however, that if Tenant (or any sublessee(s) or licensee(s) of Tenant) should reoccupy all or part of such untenantable space for the conduct of business therein prior to the date that the damage thereto is substantially repaired or such space is again tenantable, then the abatement of Fixed Rent and additional rent pursuant to Article 5 and 6 hereof allocable to such reoccupied space shall cease as of the date of such reoccupancy. The term "substantially repaired" as used herein shall mean repaired except for such minor details or so called "punch-list" items, the non-performance of which shall not preclude Tenant from reoccupying the affected portion or all of the Demised Premises, as the case may be, and conducting its business therein.

           Section 13.03. In the event the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or in the event the Building shall be so damaged or destroyed by fire or other casualty (irrespective of whether or not the Demised Premises are damaged thereby) that Landlord shall decide to demolish or rebuild it, or if the leases in the Building affecting seventy-five (75%) percent or more of the Building are terminated by either Landlord or tenants (or any combination thereof) then, and in any of said events, Landlord shall have the option, exercisable by notice given to Tenant within one hundred twenty (120) days after the date of the casualty, to cancel and terminate this Lease as of a date specified in Landlord's termination notice which date shall be not more than forty-five (45) days after the giving of Landlord's termination notice, in which event the term of this Lease shall cease and expire on the date specified in Landlord's notice with the same force and effect as if such date were originally provided herein as the expiration date of the term hereof.

           Section 13.04. In the event of any damage or destruction mentioned in this Article 13 which shall cause (a) the Demised Premises to be untenantable, and if Landlord has not substantially completed the making of the repairs and restoration required to be made by Landlord pursuant to the provisions of this Article within a period of one year from the date of such damage or destruction, which period, however, shall be extended by the number of days, if any, as shall equal the aggregate number of days (but not in excess of one hundred twenty
(120) days) that Landlord may have been delayed in making such repairs and restoration by reason of labor trouble, governmental controls, act of God, adjustment of insurance loss or other similar causes beyond Landlord's reasonable control, or (b) more than 50% of the total rentable area of the Demised Premises shall be damaged by casualty during the last Lease Year, then Tenant may terminate this Lease by notice given to Landlord within sixty (60) days after the expiration of such one year period or longer (by reason of any such extension) period in the event of (a), or within sixty (60) days of the date of such casualty in the event of (b), as the case may be, effective as of a date specified in such notice, which shall be not more than thirty (30) days after the giving thereof, and the term of this Lease shall expire on such date with the same force and effect as if such date were originally provided herein as the expiration date of the term hereof.

           Section 13.05. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 13. Landlord shall use reasonable efforts to effect such repair or restoration promptly and in such a manner (working, however, during Business Hours of Business Days unless Landlord in its sole discretion shall otherwise determine) as not to unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

           Section 13.06. Notwithstanding any of the foregoing provisions of this Article 13, if Landlord or any Superior Lessor or the holder of any Superior Mortgage shall be unable to collect all of the insurance proceeds (including, without limitation thereof, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of the Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Fixed Rent or additional rent until the total amount of such rents not abated which would otherwise have been abated equals the amount of uncollected insurance proceeds.

           Section 13.07. Landlord will not carry separate insurance of any kind on Tenant's Property or on property which is deemed Landlord's Property pursuant to Section 8.01 hereof and, except as provided in Section 13.01 hereof, Landlord shall not be obligated to repair any damage thereto or restore or replace same, the repair, restoration and replacement of which shall be Tenant's responsibility and Tenant shall carry appropriate insurance thereon and on all improvements and betterments made for or on behalf of Tenant in the Demised Premises as required by Section 12.03 hereof.

           Section 13.08. In the event of the termination of this Lease pursuant to any of the provisions of this Article 13, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if such date were the date originally set forth herein as the expiration date of the term hereof, and the Fixed Rent and additional rent payable hereunder shall be apportioned as of such date subject, however, to any applicable abatement to which Tenant may be entitled pursuant to the provisions hereof.

           Section 13.09. The provisions of this Article 13 shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for a contingency in the absence of an express agreement and any other law of like import, now or hereafter in force, shall have no application to the Demised Premises and this Lease.

                                   ARTICLE 14
               LIMITATION OF LANDLORD'S LIABILITY: INDEMNIFICATION
               ---------------------------------------------------

           Section 14.01. Neither Landlord nor any partner, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for

                (a) any loss, injury or damage to property of Tenant or of others entrusted to employees of the Building, or for any loss of or damage to any property of Tenant or others by theft or action by a third party, or

                (b) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaks from any part of said Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the gross negligence of Landlord, its agents, servants, employees, contractors, licensees, or

                (c) any of the foregoing damage, loss or injury caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work, or

                (d) consequential damages arising out of any loss of use of, or loss or damage to, all or any part of the Demised Premises or any equipment or facilities therein whether or not caused by negligence.

           If, at any time, any windows of the Demised Premises are temporarily or permanently closed, darkened or bricked up for any reason whatsoever including but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any remuneration therefor or any abatement of Fixed Rent or additional rent hereunder nor shall the same release Tenant from any of its obligations hereunder nor constitute an eviction. Notwithstanding the foregoing, Landlord agrees not to permanently close, darken or brick up windows of the Demised Premises except as a result of compliance with law.

           Section 14.02. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors, Superior Mortgagees and its and their respective partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with

                (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord or its agents, employees, contractors or licensees), in or about the Demised Premises during the term of this Lease or any holdover period or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises;

                (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors;

                (c) any accident, injury or damage whatever (unless caused solely by Landlord's gross negligence or the gross negligence of Landlord's agents, employees, contractors or licensees), occurring in, at or upon the Demised Premises; and

                (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys fees and expenses. In case any action or proceeding be brought against Landlord and/or any Superior Lessor or Superior Mortgage and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, at its expense, upon notice from Landlord or such superior lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord and/or such Superior Lessor or Superior Mortgagee.

           Section 14.03. Tenant agrees to look solely to Landlord's estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the Demised Premises (and/or the proceeds of any of the foregoing), for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises, or any other liability of Landlord to Tenant.

                                   ARTICLE 15
          MOVING OF HEAVY EQUIPMENT, FLOOR LOAD, NOISE, WINDOW CLEANING
          -------------------------------------------------------------

           Section 15.01. Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's prior written consent which consent Landlord agrees not to unreasonably withhold or delay. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage to the Demised Premises caused by such movement shall be promptly repaired by Tenant at Tenant's expense, and any damage to any part of the Building and its systems may be repaired by Landlord at Tenant's expense.

           Section 15.02. Tenant shall not place a load upon any floor of the Demises Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.

           Section 15.03. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to the Demised Premises to such a degree as to be reasonably objectionable to Landlord or other tenants shall be placed and maintained by the party owning the machines or equipment, at such party's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration.

           Section 15.04. Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

                                   ARTICLE 16
                                  CONDEMNATION
                                  ------------

           Section 16.01. If the whole Building or the Demised Premises shall be taken by condemnation or in any other manner for which any public or quasi-public use or purpose (other than in a temporary taking for use, as to which Section 16.04 shall apply) this Lease and the term and estate hereby granted shall terminate as of this date of vesting of title on such taking (herein called the "Date of the Taking"), and the Fixed Rent and additional rent shall be prorated and adjusted as of such date.

           Section 16.02. If twenty percent (20%) or more of the Demised Premises or if twenty percent (20%) or more of the

Building shall be so taken, this Lease shall be unaffected by such taking except that

                (a) With respect to the taking of 20% or more of the Building, Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within sixty (60) days after the Date of the Taking, and

                (b) if twenty percent (20%) or more of the Demised Premises shall be so taken and the remaining area of the Demised Premises and/or the means of access (provided, however, that Landlord shall have a reasonable period of time from the date of taking to create a new means of access to the Demised Premises) shall not be reasonably sufficient for Tenant to continue the feasible operation of its business therein, Tenant may terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date of the Taking. This Lease shall terminate on the date specified in such notice from Landlord or Tenant which shall be not less than sixty (60) days from the date of such notice, and the Fixed Rent and additional rent shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the Fixed Rent and additional rent shall be adjusted according to the rentable area remaining.

           Section 16.03. Landlord shall be entitled to receive the entire award payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its rights, title and interest now or hereinafter arising in and to every such award or payment. Notwithstanding the foregoing, in the event of a termination of this Lease by reason of any taking, Tenant may make separate claim for its fixtures and leasehold improvements not deemed to be Landlordes Property pursuant to this Lease actually taken and for moving expenses.

           Section 16.04. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which repre8ents compensation for use and occupancy of the Demised Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and additional rent when due. If the period of temporary use of occupancy shall be extended beyond the expiration date of this Lease, that part of the award which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be apportioned between Landlord and Tenant so that Landlord shall receive for its own account so much thereof as shall be allocable to the period after such expiration date, and such portion thereof as shall be allocable up to and including such expiration date shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and additional rent becoming due hereunder during such period prior to Landlord's receipt of such trust funds, Landlord shall reimburse Tenant therefor out of such trust funds when received by Landlord.

           Section 16.05. In the event of any taking of less than the whole of the Building and/or the Land which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Demised Premises (other than those part of the Demised Premises which are Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a tenantable Building and Demised Premises.

                                   ARTICLE 17
                            CONDITIONS OF LIMITATION
                            ------------------------

           Section 17.01. This Lease and the term and estate hereby granted are subject to the limitations that:

                (a) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall file a voluntary petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic) or shall make an assignment for benefit of creditors, or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property; or

                (b) if, within ninety (90) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other statute or law (foreign or domestic,) such proceeding shall not have been dismissed, or if within ninety

(90) days after the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged; or

                (c) if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied, then Landlord at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice of intention, and upon the expiration of said three (3) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 19 hereof.

           Section 17.02. This Lease and the term and estate hereby granted are subject to the further limitations that:

                (a) if Tenant shall default in the payment of any Fixed Rent or additional rent, and such default shall continue uncured for ten (10) days after notice by Landlord to Tenant of such default; or

                (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease other than a default in the payment of any Fixed Rent or additional rent and such default shall continue and not be remedied within thirty (30) days after notice by Landlord to Tenant of such default, or, if such default is of such a nature that it cannot with due diligence be remedied within said period of thirty (30) days, if Tenant shall not (i) promptly upon the giving by Landlord of such notice, give notice to Landlord of Tenant's intention to institute all steps necessary to remedy such default, (ii) promptly institute and thereafter diligently and with continuity prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of the giving of said notice by Landlord and in any event prior to such time as would either (x) subject Landlord, or any directors, officers, partners or employees or agents of Landlord, or any Superior Lessor, or Superior Mortgagee to prosecution for a crime or (y) cause a default under any Superior Lease or any Superior Mortgage; or

                (c) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 11; or

                (d) if Tenant shall abandon the Demised Premises; or

                (e) if there shall be any default by Tenant (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Tenant) under any other lease with Landlord for space in the Building which shall not be remedied within the applicable grace period, if any, provided therefor in such other lease, then and in any of said events, Landlord may give to Tenant a notice of intention to terminate this Lease and to end the term and estate hereby granted at the expiration of three (3) days from the date of the giving of such notice, and upon the expiration of said three (3) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if such third day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 19 hereof.

           Section 17.03. Nothing in Sections 17.01 or 17.02 shall be deemed to require Landlord to give the notices therein provided for prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such a termination, it shall do so as a holdover tenant.

                                   ARTICLE 18
                              RE-ENTRY BY LANDLORD
                              --------------------
                          WAIVER OF RIGHT OF REDEMPTION
                          -----------------------------

           Section 18.01. If Tenant shall default in the payment of any Fixed Rent or additional rent, and such default shall continue for ten (10) days after notice by Landlord to Tenant of such default, or if this Lease shall terminate as provided in Article 17:

                (a) Landlord or Landlord's agent or employees may immediately or at any time thereafter peaceably re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any other suitable action or proceeding at law, or by force or otherwise (without being liable to indictment, prosecution or damages therefore) and may repossess the same and dispossess Tenant and any other person(s) from the Demised Premises and may remove Tenant or any and all of their property and effects therefrom, without liability for damages thereto or accountability therefor, to the end that Landlord may have, hold and enjoy the Demised Premises, provided however, in no event, shall any such re-entry be deemed an acceptance of surrender under this Lease;

                (b) Landlord, at its option, may relet the whole or any portion(s) of the Demised Premises from time to time, either in the name of the Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, or on or after the date originally provided herein as the expiration date of the term hereof, at such rentals and upon such other conditions, which may include concessions and free rent period, as Landlord in its sole discretion may determine. Landlord shall have no obligation to relet the Demised Premises or any portion thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any portion thereof or, in the event of any such reletting, for failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to release or relieve Tenant from any liability under this Lease or otherwise to affect such liability. Further, Landlord may make such repairs, improvements, alterations, additions, decorations and other physical changes in and to the Demised Premises as Landlord in its discretion considers advisable or necessary in connection with any such reletting or proposed reletting, without releasing or relieving Tenant from any liability under this Lease or otherwise affecting any such liability; and

                (c) the words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. If this Lease is terminated under the provisions of Article 17, or if Landlord shall re-enter the Demised Premises pursuant to the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or pursuant to any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of the Tenant:

                (i) Tenant shall thereupon pay to Landlord the Fixed Rent and additional rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, (ii) Tenant shall also pay to Landlord damages as provided in Article 19, and (iii) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 19 or pursuant to law.

           Section 18.02. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant including all creditors, does hereby expressly waive any and all rights, so far as is permitted by law, which Tenant and all such persons might otherwise have to

                (a) the service of any notice of intention to re- enter or to institute legal proceedings to that end,

                (b) redeem the Demised Premises or any interest therein,

                (c) re-enter or repossess the Demised Premises, or

                (d) restore the operation of this Lease after Tenant shall have been dispossessed by a judgment or by a warrant of any court or judge, or after any re-entry by Landlord, or after any termination of this Lease, whether such dispossess, re-entry by Landlord or termination shall be by operation of law or pursuant to the provisions of this Lease.

           Section 18.03. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

                                   ARTICLE 19
                           LANDLORD'S REMEDIES DAMAGES
                           ---------------------------

           Section 19.01. If this Lease is terminated pursuant to the provisions of Article 17, or if Landlord shall re-enter the Demised Premises pursuant to the provisions of Article 18, or in the event of the termination of this Lease, or of re-entry, by or pursuant to any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                (a) a sum which at the time of such termination of this Lease or at the time of such re-entry by landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Rent and the additional rent under Articles 5 and 6 which would have been payable by Tenant (conclusively presuming the average monthly additional rent under Articles 5 and 6 to be the higher of (x) the same additional rent payable under said Articles as were payable for the year, or if less than three hundred and sixty five (365) days have then elapsed since the commencement Date, the partial year immediately preceding such termination or re-entry) or (y) the projected additional rent payable under said Articles utilized in determining aggregate rental value pursuant to clause (ii) hereof, for the period commencing with such earlier termination of this Lease or the date of such re-entry, as the case may be, and en4ing with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises for the same period, over (ii) the aggregate rental value of the Demised Premises for the same period, or

                (b) sums equal to the Fixed Rent and the additional rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises during said period, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord for such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease and that such reletting may be of all or portion(s) of the Demised Premises either alone or together with other space in the Building (in which event the net rents therefrom and the expenses of reletting shall be equitably apportioned); but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect Cf any net rents from a reletting, except to the extent that such net rents are actually received by Landlord.

           If the Demised Premises or any portion(s) thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any portion thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or portion thereof, so relet during the term of the reletting.

           Section 19.02. An action or actions for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be:

                (a) deemed to require Landlord to Postpone action until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 17, or under any provision of law, or had Landlord not re-entered the Demised Premises;

                (b) construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant; or

                (c) construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry in the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the lums referred to in Section 19.01.

           Section 19.03. In addition, if this Lease is terminated under the provisions of Article 17, or if Landlord shall re-enter the Demised Premises under the provisions of Article 18, Tenant agrees that:

                (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof in accordance with this Lease;

                (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and

                (c) for the breach of any covenant of Tenant set forth above in this Section 19.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of complying with such covenant (as estimated by an independent contractor selected by Landlord)

           Section 19.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 17, if any Fixed Rent, additional rent or damages payable hereunder by Tenant to Landlord are not paid within five (5) days after the date due hereunder, the same shall bear interest at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be additional rent hereunder.

                                   ARTICLE 20
                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS
                ------------------------------------------------

           Section 20.01. If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant, without notice in the event of an emergency, and in any other event only if such default shall continue uncured after (i) notice of such default shall have been given by Landlord to Tenant, and (ii) any applicable grace period for curing same shall have expired. Tenant shall reimburse Landlord, as additional rent hereunder, within five (5) days after Landlord's rendition of a statement therefor for all expenditures made by, or damages or fines sustained or obligations incurred by Landlord including, without limitation, reasonable counsel fees and legal fees in instituting, prosecuting or defending any action or proceedings, due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with.

                                   ARTICLE 21
                             SERVICES AND EQUIPMENT
                             ----------------------

           Section 21.01. For purposes of this Lease,

                (a) the term "Business Days" shall mean all days excluding Saturdays, Sundays and days observed by the State or City of New York or Federal Government as legal holidays, and further excluding holidays established by any union contract applicable to Building employees, and

                (b) the term "Business Hours" shall mean the hours from 8:00 a.m. to 6:00 p.m. of Business Days.

           Section 21.02. So long as this Lease is in full force and effect, and Tenant is not in default of any monetary obligations past applicable notice and cure periods, Landlord shall, at its sole cost and expense:

                (a) provide necessary elevator facilities to the Demised Premises during Business Hours of Business Days and shall have sufficient elevators available at all other times serving the Demised Premises. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods;

                (b) maintain and keep in good order and repair all Building systems, including the air conditioning, heating and ventilating systems installed by Landlord. The aforesaid systems will be operated by Landlord when seasonably required during Business Hours on Business Days to provide a comfort level and service comparable to other first-class buildings in the vicinity of the Building. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Demised Premises during the hours or days Landlord is not required to furnish heat, ventilation or air conditioning pursuant to this section, except in the event Landlord is required to provide, and charges Tenant for, overtime heat, ventilation or air conditioning as hereinafter provided in this Section 21.02(b). Landlord has informed Tenant that the windows of the Demised Premises and the Building are or may be sealed, and that the Demised Premises may become uninhabitable and the air therein may become unwholesome during the hours or days when Landlord is not required pursuant to this paragraph to furnish heat, ventilation or air conditioning. Any use or occupancy of the Demised Premises during the hours or days Landlord is not so required to furnish heat, ventilation or air conditioning to the Demised Premises shall be at the sole risk, responsibility and hazard of Tenant. Such condition of the Demised Premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the Demised Premises. Tenant shall in any event cause all of the windows in the Demised Premises to be kept closed and shall cause and keep entirely unobstructed all of the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. In the event that Tenant shall require air conditioning, heating or ventilation at times when same are not required to be furnished by Landlord, Tenant shall give Landlord reasonable advance notice of such requirement and, if same is furnished by Landlord, Tenant agrees to pay Landlord's then established charges therefor as addittonal rent; overtime air-conditioning, heating or ventilation is to be provided at Landlord's actual cost.

                (c) provide Building standard cleaning and janitorial services in accordance with the provisions of Exhibit "D" hereof;

                (d) furnish hot and cold water for lavatory and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Landlord may install a meter or meters or use other means to measure Tenant's water consumption for all purposes, and Tenant shall reimburse Landlord for the cost of the meter or meters and the installation thereof, and shall pay for the maintenance of said meter equipment and/or pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents; and

                (e) provide Tenant with twelve (12) listings in the Building's directory.

           Section 21.03. (a) Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 21 when the necessity therefore arises by reason of accident, emergency, mechanical breakdown, or when required by any law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to complete all repairs or other work so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will permit. Landlord acknowledges that nothing contained in this Lease shall preclude Tenant from bringing, and Tenant shall have the right to bring, an action for damages against Landlord resulting from a Service Interruption or Elevator Interruption.

                (b) In the event that there shall be an interruption, curtailment or suspension of the Building's electricity service, heating, ventilating or air conditioning systems (a "Service Interruption"), and if (i) such Service Interruption shall continue for at least five (5) consecutive Business Days following receipt by Landlord of written notice from Tenant describing such Service Interruption, (ii) such Service Interruption shall materially impair the operation of Tenant's business in the Demised Premises, render the Demised Premises untenantable and cause Tenant not to use the Demised Premises for the conduct of its business and (iii) such Service Interruption shall not have been caused, in whole or in part, by an act or omission in violation of this Lease or negligence of Tenant, or of Tenant's agents, servants, employees, contractors or visitors (a Service Interruption that satisfies all of the foregoing conditions being referred to hereinafter as a "Material Service Interruption"), then, as Tenant's sole remedy in connection with such Material Service Interruption, Tenant shall be entitled to an abatement of Fixed Rent and additional rent payable pursuant to Articles 5, 6 and 7 for the period which shall begin on the commencement of such Material Service Interruption and which shall end on the earlier of the day of which (a) such Material Service Interruption shall cease or (b) Tenant shall recommence use of the Demised Premises.

                (c) In the event that there shall be an interruption, curtailment or suspension of the Building's elevator facilities (an "Elevator Interruption"), and if (i) such Elevator Interruption shall continue for at least five (5) consecutive Business Days following receipt by Landlord of written notice from Tenant describing such Elevator Interruption, (ii) such Elevator Interruption shall render the Demised Premises inaccessible and cause Tenant not to use the Demised Premises for the conduct of its business and (iii) such Elevator Interruption shall not have been caused, in whole or in part, by an act or omission in violation of this Lease or negligence of Tenant or o'f Tenant's agents, servants, employees, contractors or visitors (an Elevator Interruption that satisfies all of the foregoing conditions being referred to hereinafter as a "Material Elevator Interruption"), then, as Tenant's sole remedy in connection with such Material Elevator Interruption, Tenant shall be entitled to an abatement of Fixed Rent and additional rent payable pursuant to Articles 5, 6 and 7 for the period which shall begin on the commencement of such Material Elevator Interruption and which shall end on the day Tenant may obtain access to the Demised Premises through at least one elevator.

           Section 21.04. Tenant shall reimburse Landlord for the cost to Landlord of removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy or by any use of the Demised Premises during other than Business Hours.

           Section 21.05. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen, towels, drinking water, ice and other similar supplies and services to tenants and occupants of the Building. Landlord may fix, in its own absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said suppliers and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services not so designated by Landlord.

           Section 21.06. Deleted prior to execution.

           Section 21.07. Tenant agrees to employ such office maintenance contractor as Landlord may from time to time designate for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Landlord is obligated to furnish) and the maintenance work in the Demised Premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

           Section 21.08. Landlord will not be required to furnish any other services, except as may otherwise be specified in this Lease.

           Section 21.09. Tenant, at its sole cost and expense, shall cause the Demised Premises to be exterminated on a monthly basis to the satisfaction of Landlord and shall for such purposes employ exterminators designated by Landlord. If Tenant shall have facilities in the Demised Premises for cooking, drinking, eating, washing and/or storage of food, or similar items, Tenant shall, on a weekly basis, cause the portion of the Demised Premises on which such facilities are located to be exterminated to the satisfaction of Landlord by exterminators designated by Landlord. The foregoing shall not, however, constitute any approval or consent to the use of the Demised Premises for such purposes.

           If Tenant fails to comply with the provisions of this Section 21.09, Landlord, in addition to any other remedies available to it under this Lease or pursuant to law, may furnish such exterminating service and the cost therefor shall be paid by Tenant on demand as additional rent hereunder.

                                   ARTICLE 22
               ACCESS. RIGHT TO CHANGE PUBLIC PORTIONS OF BUILDING
               ---------------------------------------------------

           Section 22.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows (which term "windows" shall include any film now or hereafter installed thereon by Landlord, at its option, to conserve energy in the Building) and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord, subject to Tenant's rights under this Lease.

           Section 22.02. Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises. Landlord shall use reasonable efforts to install new pipes, ducts and conduits so that same are substantially located within the walls, columns, floor or hung ceilings of the Demised Premises, or, in the case of vertical lines, adjacent to the walls of the Demised Premises to the extent practicable and appropriately furred by Landlord at its sole cost and expense. Landlord shall use reasonable efforts to perform such installation, use and maintenance of these items so that same shall not unreasonably interfere with Tenant's use and enjoyment of the Demised

Premises. Landlord agrees that the foregoing work will not materially diminish the ceiling height and/or the floor area, and Tenant's use of the Demised Premises shall not be materially affected after such installation. Notwithstanding the foregoing, there shall be no liability of Landlord, nor any right of Tenant to terminate this Lease or abate its rental obligations, for Landlord's breach under this section, and Tenant's sole remedy shall be injunctive relief.

           Section 22.03. Subject to the provisions of this Lease specifying the time and manner in which Landlord may perform any of its obligations and exercise any of its rights hereunder, Landlord and its employees and agents shall have the right, on reasonable prior notice, except in an emergency, to enter and/or pass through the Demised Premises at any time or times (a) to examine the Demised Premises and to show same to actual and prospective lessors, mortgagees, purchasers, or lessees of the Land and/or the Building or any interest therein, and (b) to make such repairs, changes, alterations, additions and improvements in or to the Demised Premises and/or in or to any portion(s) of the Building facilities, equipment and systems located in or passing through the Demised Premises as Landlord is required by law or reasonably desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith without any liability to Tenant and without the same constituting an eviction of Tenant, in whole or in part, and without any abatement or reduction in Fixed Rent or additional rent payable hereunder or any reduction of Tenant's covenants and obligations hereunder. Without limiting the generality of the foregoing, except in case of emergency, neither Landlord nor any other party entitled access to the Demised Premises, as set forth above, shall be entitled access to areas of the Demised Premises in which cash, securities, or confidential material are stored except in the presence of Tenant's representative (and only during Business Hours).

           Section 22.04. Subject to Section 22.02, Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein. Subject to the provisions of this Lease specifying the time and manner in which Landlord may perform any of its obligations and exercise any of its rights hereunder, Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the Demised Premises at reasonable hours upon reasonable prior notice for the purpose of showing the same to prospective purchasers or mortgages of the building, and during the last eighteen (18) months of the term for the purpose of showing the same to

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



prospective tenants. If Tenant is not present to open and permit an entry into the premises, Landlord or Landlord's agent may enter the same whenever such entry may be necessary or permissable by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefor unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, employees, contractors or licensees nor in any event shall the obligations of Tenant hereunder be affected.

Section 22.05 If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, rigging, maintenance and/or cleaning in or about the Building, or if any part of the Building other than the Demised Premises is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease. Notwithstanding the foregoing, Landlord shall not permanently close, darken or brick up the windows of the Demised Premises except as required by law.

           Section 22.06. If, during the last three (3) months of the term of this Lease, Tenant has removed all or substantially all of Tenant's property from the Demised Premises and is no longer using the Demised Premises, Landlord may, upon reasonable prior written notice to Tenant, immediately enter the Demised Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's covenants and obligations hereunder.

           Section 22.07. Landlord reserves the right at any time, without incurring any liability to Tenant therefor, and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, doors, halls, passageways, elevators, escalators and stairways thereof, and other public parts of the Building, as Landlord shall deem necessary or desirable, provided any such change does not materially diminish Tenant's access to the Demised Premises, materially and adversely interfere with Tenant's use of the Demised Premises or the services or facilities furnished or available to the Demised Premises.

                                   ARTICLE 23
                           INVALIDITY OF ANY PROVISION
                           ---------------------------

           Section 23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease, or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24
                                     BROKER
                                     ------

           Section 24.01. Tenant and Landlord covenant, warrant and represent that no broker other than JNB Properties Company and its affiliates, as Landlord's agent, and R.B. Schlesinger & Company, Inc., (individually and collectively referred to as the "Broker") was in any way instrumental in bringing about or consummating this Lease and that neither Landlord nor Tenant had any conversations or negotiations with any broker other than Broker concerning the leasing of the Demised Premises. Tenant and Landlord each agree to indemnify the other and hold the other harmless against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith including, without limitation, attorneys' fees and expenses arising out of any conversations or negotiations had by Tenant or Landlord, as the case may be, with any broker other than Broker. Subject to the foregoing, Landlord agrees to pay any commissions earned by Broker in connection with this Lease pursuant to separate agreements.

                                   ARTICLE 25
                                  SUBORDINATION
                                  -------------

           Section 25.01. This Lease and all rights of Tenant hereunder are subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing (any of the foregoing being herein referred to as a "Superior Lease") and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases (any of the foregoing being herein referred to as a "Superior Mortgage") whether or not such Superior Mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, consolidations, replacements and extensions of such Superior Leases and such Superior Mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any certificate that Landlord, the lessor under any Superior Lease or the holder of any Superior Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within seven (7) business days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute any such certificate or certificates for and on behalf of Tenant.

           Section 25.02. At the option of Landlord or any successor landlord, including the holder of any Superior Mortgage, the purchaser of the mortgaged premises in foreclosure and any lessor under any Superior Lease who shall succeed to the Landlord's interest herein (collectively the "Successor Landlord"), Tenant agrees that neither the cancellation nor termination of any Superior Lease to which this Lease is now or may hereafter become subject or subordinate, nor any foreclosure of a Superior Mortgage affecting the Land and/or the Building and/or the Demised Premises, nor the institution of any suit, action, summary or other proceeding against the Landlord herein or any successor to Landlord, or any foreclosure proceeding brought by the holder of any such Superior Mortgage (any such holder being herein referred to as a "Superior Mortgagee") to recover possession of the premises covered thereby, shall by operation of the law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and upon the option of and at the request of any such Successor Landlord, Tenant covenants and agrees to attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct Lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not

                (a) be liable for any previous act or omission of Landlord under this Lease;

                (b) be subject to any offset not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or

                (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or additional rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the Superior Lease or the holder of the Superior Mortgagee, through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

           Section 25.03. In the event of any act or omission by the Landlord which would give the Tenant the right to terminate this Lease or to claim a partial or total eviction, pursuant to the terms of this Lease, if any, the Tenant will not exercise any such right until (a) Tenant has given written notice of such act or omission to: (i) the holders of any Superior Mortgages whose names and addresses shall previously have been furnished to

Tenant, and (ii) to the lessors under any Superior Leases to which this Lease is subject and subordinate, whose names and addresses shall previously have been furnished to Tenant, by delivering such notice of such act or omission addressed to such holders at the last addresses so furnished, and (b) a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice during which none of such parties, following the giving of such notice, has given notice to Tenant of its intention to remedy such act or omission or to cause the same to be remedied (which period shall not be in excess of that period of time with respect to which Landlord would be entitled under this Lease to effect such remedy, unless such act or omission shall be one which is not capable of being remedied by Landlord or such holder or lessor within a reasonable period of time) and promptly commences and thereafter continues with reasonable diligence to remedy such act or omission or cause the same to be remedied.

           Section 25.04. If, in connection with obtaining financing, a banking, insurance or other recognized institutional lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not, in Tenant's reasonable opinion, materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises.

           Section 25.05. (a) Notwithstanding anything contained herein to the contrary, Landlord shall use its best efforts to obtain and deliver on or before the Commencement Date, and, if not obtained and delivered on or before the Commencement Date, Landlord shall continue thereafter to use its best efforts to obtain and deliver, a Subordination of Mortgage from Teachers Insurance and Annuity Association of America ("TIM") substantially in the form attached hereto as Exhibit "E", the holder of a Superior Mortgage, which Subordination of Mortgage Tenant shall accept and sign, provided that such Subordination of Mortgage does not adversely affect Tenant's right of offset as described in
Article 43. If, after using its best efforts, Landlord shall fail to obtain a Subordination of Mortgage from TIM by April 1, 1993, Landlord's obligation to so obtain and deliver a Subordination of Mortgage pursuant to the provisions of this Section 25.05(a) terminates, and, the validity of this Lease shall not be affected, nor shall Landlord be subject to any liability to Tenant resulting from such failure. Tenant shall be responsible for any costs, expenses, fees or charges incurred by or charged to Landlord, or otherwise due and payable in connection with obtaining a Subordination of Mortgage pursuant to this Section 25.05(a), and nothing contained in this Section 25.05 shall be deemed to require Landlord to institute any legal action or proceeding to compel TIM to deliver such Subordination of Mortgage. Landlord represents and warrants that, as of the date hereof, the Superior Mortgage held by TIM is the sole Superior Mortgage affecting the Land and/or Building and there are no Superior Leases affecting the Land and/or the Building.

                (b) Furthermore, in consideration of, and as an express condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subject and subordinate to a Superior Lease or the lien of any Superior Mortgage entered into after the date hereof, and provided Tenant is not in default under this Lease beyond the expiration of applicable notice and cure periods, Landlord shall deliver to Tenant a subordination, non-disturbance and attornment agreement executed and delivered by the Superior Mortgagee or the lessor under such Superior Lease ("Superior Lessor"), as the case may be, and in recordable form reasonably satisfactory to the Superior Mortgagee, Superior Lessor and Tenant, and Tenant agrees to execute and deliver any such subordination, non-disturbance and attornment agreement. If Landlord elects not to request such subordination, non-disturbance and attornment or in the event Landlord fails to deliver such agreement to Tenant in accordance with the foregoing, and provided Tenant is not in default under this Lease beyond the expiration of applicable notice and cure periods, then this Lease shall not be subject and subordinate to such Superior Mortgage and Superior Lease. Tenant shall be responsible for any costs, expenses, fees or charges incurred by or charged to Landlord, or otherwise due and payable in connection with obtaining such agreement. Nothing contained in this Section 25.05 shall be deemed to require Landlord to institute a legal action or proceeding to compel such Superior Mortgagee or Superior Lessor to deliver such nondisturbance agreement.

                                   ARTICLE 26
                                   EXCAVATION
                                   ----------

           Section 26.01. In the event that an excavation should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning, provided that Landlord shall undertake such work after Business Hours, at Tenant's expense for the additional costs incurred by reason of such work being performed after Business Hours, if such work would in Tenant's reasonable opinion cause material interference with the conduct of Tenant's business.

                                   ARTICLE 27
                     LEGAL PROCEEDINGS: WAIVER OF JURY TRIAL
                     ---------------------------------------

           Section 27.01. Landlord and Tenant hereby waive, to the extent such waiver is not prohibited by law, the right to a jury trial in any action, summary proceeding or legal proceeding between or among the parties hereto or their successors arising out of this Lease or Tenant's occupancy of the Demised Premises or Tenant's right to occupy the Demised Premises.

           Section 27.02. Tenant hereby waives the right to interpose a counterclaim in any summary proceeding instituted by Landlord against Tenant or in any action instituted by Landlord for unpaid Fixed Rent or additional rent under this Lease, except compulsory counterclaims.

           Section 27.03. In the event the Tenant claims or asserts that the Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claims for money damages in any action or by way of set-off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies.

                                   ARTICLE 28
                              ESTOPPEL CERTIFICATE
                              --------------------

           Section 28.01. Tenant agrees, at any time, and from time to time, upon not less than seven (7) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord or Landlord's designee certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which Fixed Rent and additional rent have been paid and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and any claim or offset in favor of the Tenant, and, if any, specifying each such default, claim or offset in favor of the Tenant, of which signer may have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or the passage of time or both, would constitute such a default and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty which may be relied upon, regardless of independent investigation, by Landlord and others with whom Landlord may be dealing including, without limitation, any purchaser or prospective purchaser of the Land and/or the Building and/or Landlord's interest under any Superior Lease, and by any mortgagee or prospective mortgagee of any Superior Mortgage and/or Landlord's interest in any Superior Lease, and by any landlord under a Superior Lease. Landlord agrees, upon not less than fifteen (15) days prior written notice by Tenant, to execute, acknowledge and deliver to Tenant, a statement in writing addressed to Tenant certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), stating the dates to which Fixed Rent and additional rent have been paid and stating whether or not to the best knowledge of the signer of such certificate after due inquiry, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and any claim or offset, and, if any, specifying each such default, claim or offset of which signer may have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or the passage of time, or both, would constitute such a default and, if so, specifying each such event, it being intended that any such statement may be relied upon, regardless of independent investigation, by others with whom Tenant may be dealing including, without limitation, Tenant's lender or any purchaser of Tenant's business. Notwithstanding anything contained herein to the contrary, Tenant shall only be entitled to such certificate from Landlord in connection with a merger, acquisition or the sale of all or substantially all of the assets or business of Tenant.

                                   ARTICLE 29
                              RULES AND REGULATIONS
                              ---------------------

           Section 29.01. Tenant, its servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the rules and regulations (the "Rules and Regulations") set forth in Exhibit "F" attached hereto and made a part hereof. Landlord shall have the right from time to time during the term of this Lease to make reasonable changes in and additions to the Rules and Regulations thus set forth provided same are not retroactively applied unless such changes and their retroactive application are required by law or regulations promulgated by a governmental agency or authority.

           Section 29.02. Any failure by Landlord to enforce any Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord agrees not to enforce any Rules and Regulations in a discriminatory manner.

                                   ARTICLE 30
                          SURRENDER OF DEMISED PREMISES
                          -----------------------------

           Section 30.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, and shall remove all property therefrom, required to be removed as in
Article 8 provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

           Section 30.02. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

           Section 30.03. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in surrendering the Demised Premises upon the expiration or sooner termination of the term of this Lease, including, without limitation, any claims made by any succeeding tenant founded on such delay. Promptly upon receipt of the written request of Tenant, and only upon such request, Landlord agrees to deliver to Tenant a copy of the provisions of any lease relating to Landlord's obligation to deliver the Demised Premises (or any portion thereof) to any succeeding tenant. The parties recognize and agree that the damage to landlord resulting from any failure by Tenant timely to surrender the Demised Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord upon the Expiration Date or sooner termination of the term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Demised Premises after expiration or sooner termination of the term of this Lease, an amount (the "Holdover Rent") equal to two (2) times the average of the monthly installments of Fixed Rent and additional rent which was payable per month under this Lease during the six (6) month period preceding such expiration or sooner termination of the term of this Lease. In addition to all other damages as provided in this Lease or pursuant to law, if Landlord shall, at any time after the expiration or sooner termination of the term hereof, proceed to remove Tenant from the Demised Premises as a holdover tenant, Tenant shall pay the Holdover Rent for the use and occupancy of the Demised Premises during any holdover period. Tenant's aforesaid obligations shall survive the expiration or earlier termination of the term of this Lease.

                                   ARTICLE 31
                              DEFERRED COLLECTIONS
                              --------------------

           Section 31.01. If all or any part of the Fixed Rent or additional rents, as above defined, shall at any time become uncollectible, reduced or required to be refunded by virtue of any rules, regulations, orders, laws and ordinances (including, without limitation, rent control or stabilization laws), of governmental or quasi governmental authorities having jurisdiction (collectively, "Laws and Ordinances") then for the period prescribed by said Laws and Ordinances Tenant shall pay to Landlord the maximum amounts permitted pursuant to said Laws and Ordinances (but not in excess of the applicable amount provided herein). Upon the expiration of the applicable period of time during which such amounts shall be uncollectible, reduced or all such uncollected, reduced or refunded amounts that would have been payable for the period absent such Laws and Ordinances, provided the retroactive collection thereof shall then be lawful. Tenant's aforesaid obligations shall survive the expiration or earlier termination of the term of this Lease.

                                   ARTICLE 32
                                     NOTICES
                                     -------

           Section 32.01. (a) Except as expressly stated otherwise in this Lease, any notice or other communication required or permitted to be given or made by either Landlord or Tenant to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority shall be in writing and shall be delivered to such other party personally, or sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight courier, addressed to Tenant at the Building, Attention:
General Counsel and to Landlord, c/o JMB Properties Company, 900 North Michigan Avenue, Chicago, Illinois 60611, Attention: Legal Department, or at such other address designated by such party in accordance with this Article. The date of the giving of such bill, statement, notice or communication shall be deemed to be the date of personal delivery or mail. Either party may, by notice from time to a different address (which, however, shall be located in the continental United States and shall not be a Post Office Box) for notices intended for it. Any notice of change of address shall be deemed to have been given when received by the party to whom such notice is given.

                (b) A copy of all notices to Tenant and Landlord shall be sent to the following addresses and otherwise in accordance with the provisions of this Article:

                  If to Tenant,         Battle Fowler
                  A COPY TO:            280 Park Avenue
                                        New York, New York 10017
                                        Attention: Martin Edelman, Esq.

                  If to Landlord,
                  A COPY TO:            JMB Properties Company
                                        900 Third Avenue
                                        New York, New York 10022
                                        Attention:  Building Manager

                                        Pircher, Nichols & Meeks
                                        1211 Avenue of the Americas
                                        New York, New York 10036
                                        Attention:  Real Estate Notices

                (c) Landlord and Tenant agree that any notice required to be given to the other party under the provisions of the Lease may be given by Landlord's or Tenant's agents or attorneys (as the case may be), as same are set forth above, and in such event, such notice shall be deemed to have been given by Landlord or Tenant (as the case may be).

                                   ARTICLE 33
                           NO WAIVER: ENTIRE AGREEMENT
                           ---------------------------

           Section 33.01. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the rules and regulations set forth or hereafter adopted by Landlord shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept and deposit such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

           Section 33.02. This Lease with the Exhibits annexed hereto, if any, contains the entire agreement between Landlord and Tenant and any executory agreement hereafter made between Landlord an Tenant shall be ineffective to change, modify, waive, release, discharge, terminate, or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or the effecting of the abandonment is sought.

                                   ARTICLE 34
                                LETTER OF CREDIT
                                ----------------

           Section 34.01. (a) Upon execution hereof by Landlord and Tenant, Tenant will deliver to Landlord a clean, irrevocable, expressly assignable and unconditional letter of credit (such letter of credit and any renewal thereof being referred to herein, collectively, as the "Letter of Credit") issued by and drawn upon a commercial bank which is a member of the New York Clearing House Association, reasonably acceptable to Landlord, with offices for banking purposes in the City of New York (the "Bank"), which Letter of Credit has a term of one year, is for the account of Landlord and is in the amount of $400,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease, including, without limitation, the surrender of possession of the Demised Premises to Landlord as herein provided. Tenant agrees to cause the Bank to renew the Letter of Credit, in the same form from time to time during the term of this Lease, at least sixty (60) days prior to the expiration thereof so that a Letter of Credit issued by the Bank to Landlord shall be in force and effect through the Expiration Date hereunder. It is agreed that in the event Tenant defaults in respect of any of the terms, conditions, or provisions of this Lease, including, but not limited to, the payment of the Fixed Rent and additional rent and the aforesaid agreement to cause the Bank to renew the Letter of Credit, (I) Landlord shall have the right to require the Bank to make payment to Landlord of the entire sum represented by the proceeds of the Letter of Credit; (ii) Landlord may apply or retain the whole or any part of said sum so paid to it by the Bank to the extent required for the payment of any Fixed Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Landlord, without thereby waiving any other rights or remedies of Landlord with respect to such default; and (iii) Landlord shall hold the remainder of such sum paid to it by the Bank, if any, as security for the faithful performance and observance by Tenant of the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, with the same rights as hereinabove set forth to apply or retain the same in the event of any further default by Tenant under this Lease. If Landlord applies or retains any part of the proceeds of the Letter of Credit, Tenant, upon demand, promptly shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full deposit on hand at all times during the term of this Lease that is required pursuant to the terms of this Article. If Tenant shall fully and faithfully comply with all of terms, provisions, covenants, and conditions of this Lease, the Letter of Credit or any remaining portion of any sum collected by Landlord thereunder from the Bank, together with any other portion of any other sums then held by Landlord as such security, shall be returned to Tenant within thirty (30) days after the Expiration Date.

           (b) Tenant shall have the right to reduce the amount of the Letter of Credit from and after January 1, 1997 in the event that (i) Tenant shall not have defaulted in its non-monetary obligations under this Lease (beyond the expiration of applicable notice and cure periods) or monetary obligations under this Lease, in either event during the six (6) month period immediately preceding delivery by Tenant to Landlord of the financial statements hereinafter described and (ii) the total indebtedness of, or guaranteed by, Tenant (the "Indebtedness"), as evidenced by financial statements delivered to Landlord, prepared in accordance with generally accepted accounting principles and certified by an independent, reputable certified public accounting firm, is less than $10,000,000. In such events, Tenant shall have the right to reduce the Letter of Credit, but not earlier than thirty (30) days after delivery to Landlord of the financial statements described above, to (w) $360,000.00 in the event the Indebtedness is between $9,000,000 and $8,000,000, (x) $320,000.00 in the event the Indebtedness is between $7,999,999 and $7,000,000, (y) $280,000.00 in the event the Indebtedness is between $6,999,999 and $6,000,000, and (z) $250,000.00 in the event the Indebtedness is $5,999,999 or less; provided, however, that in no event shall the Letter of Credit be less than $250,000.00 during the term of this Lease.

           Section 34.02. Landlord agrees that Tenant, at any time during the term, but at least sixty (60) days prior to the expiration of the Letter of Credit, may deposit with Landlord the entire sum represented by the Letter of Credit, as security hereunder in lieu of the Letter of Credit. Landlord shall have all of the same rights with respect to such cash security as Landlord has hereunder with respect to the Letter of Credit. Landlord agrees, that if not prohibited by law or the general policies of lending institutions in the City of New York, Landlord shall deposit any sums held by Landlord as security under this Article in an interest-bearing account at a bank selected by Landlord, and all interest accruing thereon, less an administrative fee equal to 1% of such security, shall be added to the amount being held as security hereunder.

           Section 34.03. In the event of a sale of the Land and Building or leasing conveyance or transfer of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee, lessee or transferee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of maid security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new

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



landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

           Section 34.04. Nothing contained in this Article 34 nor the exercise by Landlord of its rights with respect to the Letter of Credit shall be deemed to preclude, limit or otherwise restrict Landlord's rights under any separate guaranty executed in connection with this Lease.

                                   ARTICLE 35
                                    CAPTIONS
                                    --------

           Section 35.01. The captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

                                   ARTICLE 36
                                NAME OF BUILDING
                                ----------------

           Section 36.01. The Building may be known as or by such name as Landlord, in its sole discretion, may determine, and Landlord shall have the right, at any time and from time to time, to change the name and/or the address of the Building without Tenant's consent.

                                   ARTICLE 37
                              INABILITY TO PERFORM
                              --------------------

           Section 37.01. This Lease and the obligations of Tenant to pay Fixed Rent and additional rent hereunder and performance all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order of regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

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



                                   ARTICLE 38
                           COVENANT OF QUIET ENJOYMENT
                           ---------------------------

           Section 38.01. Landlord covenants that Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease and provided, however, that no eviction of Tenant by reason of paramount title, the foreclosure of any mortgage now or hereafter affecting the Demised Premises or by reason of any termination of any ground or underlying lease to which this Lease is subject and subordinate, whether such termination is by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord, and provided further that this covenant shall bind and be enforceable against Landlord, subject to the terms hereof, only so long as Landlord is the holder of the Landlord's interest in this Lease and is collecting rent from Tenant but not thereafter.

                                   ARTICLE 39
                          NO REPRESENTATION BY LANDLORD
                          -----------------------------

           Section 39.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Land or the Demised Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking of possession of the Demised Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts said premises and that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was so taken, except as to latent defects.

                                   ARTICLE 40
                             DEFINITION OF LANDLORD
                             ----------------------

           Section 40.01. The term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Land and the Building or the Building or the tenant under a ground or underlying lease affecting the Land and the Building or the Building, or both, to whom this Lease may be assigned, or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Land and the Building or the Building, or of such ground or underlying lease, such owner, tenant under a ground lease or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord thereafter accruing hereunder; but such covenants, conditions and agreements shall be binding upon each new owner, tenant under a ground or underlying lease, or mortgagee in possession for the time being of the Land and the Building or the Building, until sold, assigned or transferred.

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




                                   ARTICLE 41
                                 LANDLORD'S WORK
                                 ---------------

           Section 41.01. Provided that Tenant shall not then be in monetary default or in default of any material obligation under the Lease beyond applicable notice and cure periods, Landlord shall, at its sole cost and expense and using Building standard materials, perform the work necessary to build out the eighth (8th) floor corridor of the Building, including, without limitation, the installation of wall coverings, carpeting, lighting and ceiling tiles ("Landlord's Work"), such that when completed the installation shall be comparable in quality and appearance to the common corridor of the eighteenth
(18th) floor of the Building. Landlord shall substantially complete Landlord's Work within one hundred twenty (120) days after receipt of notice from Tenant that Tenant's Demising Work has been substantially completed.

                                   ARTICLE 42
                                  TENANT'S WORK
                                  -------------

           Section 42.01. Prior to commencing any work in the Demised Premises, Tenant shall submit to Landlord, for Landlord's written approval, not to be unreasonably withheld or delayed, architectural, engineering, mechanical, electrical and plumbing drawings, plans and specifications (herein collectively referred to as "Tenant's Plan") for or in connection with the improvements and installations to be made by Tenant (such improvements or installations herein collectively referred to as "Tenant's Work"). Tenant's Plan shall be fully detailed, shall show complete dimensions, shall not require any changes in the structure of the Building and shall not be in violation of any laws, orders, rules or regulations of any governmental department or bureau having jurisdiction over the Demised Premises.

           Section 42.02 Within ten (10) business days after submission to Landlord of Tenant's Plans, Landlord shall either approve same or shall set forth in writing the particulars in which Landlord does not approve Same In the latter case Tenant shall, if Tenant wishes to proceed with Tenant's Work, within five (5) business days after Landlord's notification, submit to Landlord a revised Tenant's Plan, which shall be subject to Landlord's approval which shall be either granted or denied within ten (10) business days. Landlord shall not collect any fees from Tenant for the review of Tenant's Plans.

           In the event Landlord neither grants nor denies its consent or approval within the relevant time period allowed pursuant to this Article 42,
(i) such consent or approval is required in order for Tenant to proceed with Tenant's Work and Landlord's inaction has, therefore, caused a delay in the performance of Tenant's Work, and (ii) Tenant has given Landlord notice of such delay and a good faith estimate by Tenant's engineer or architect of the number of days of such delay, which number of days shall not include (a) the time period allowed for Landlord's response pursuant to this Article, or (b) any days following the day Landlord grants or denies consent or approval, then the date that the Fixed Rent commences (as provided in Article 4 herein) shall be delayed by the number of days contained in Tenant's notice pursuant to (ii) hereinabove.

           Section 42.03. Tenant further agrees that Tenant shall not make any changes in Tenant's Plan subsequent to approval by Landlord without the further written consent of Landlord not to be unreasonably withheld or delayed. Landlord shall have the right to refuse to consent to any such changes if, in the reasonable judgment of Landlord or Landlord's Architect, such changes materially deviate from Tenant's Plan theretofore approved by Landlord or otherwise violate the terms of this Lease.

           Landlord agrees to cooperate with Tenant with respect to installation and planning of Tenant's Work.

           Section 42.04 Following compliance by Tenant with its obligations under the foregoing subsections and approval of Tenant's Plan and Tenant's Contracts by Landlord, Tenant shall file Tenant's Plan with all necessary and appropriate governmental agencies and bureaus and shall obtain all required permits, licenses and authorizations from governmental agencies and bureaus, including without limitation, the New York City Buildings Department. Tenant shall commence Tenant's Work and it shall proceed diligently with same in order to complete same within a reasonable period of time using first class materials and in a good and workmanlike manner.

           Section 42.05. Tenant agrees that in the performance of Tenant's Work that (i) neither Tenant nor its agents or employees shall interfere with the work being done by Landlord and its contractors, agents and employees, (ii) Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Landlord, its agents, contractors or employees, (iii) the labor employed by Tenant shall be harmonious and compatible with the labor employed by Landlord in the Building, it being agreed that, if in Landlord's judgment the labor is incompatible Tenant shall upon Landlord's demand immediately withdraw such labor from the Demised Premises, (iv) prior to commencing Tenant's Work, Tenant shall procure and deliver to Landlord workmen's compensation, public liability, property damage and such other insurance policies, in such amounts as shall be reasonably acceptable to Landlord in connection with Tenant's Work, but in no event less than the amounts required of Tenant under this lease, and shall upon Landlord's request cause Landlord, any Superior Mortgagee and any Superior Lessor to be named as an insured thereunder, (v) Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from or in connection with any act or omission of Tenant or its agents, contractors and employees, (vi) Tenant's Work shall be performed in accordance with the approved Tenant's Plan and in compliance with the laws, orders, rules and regulations of any governmental agency or bureau having jurisdiction over the Demised Premises and Tenant shall immediately correct any non-conforming work, and (vii) Tenant shall promptly pay for Tenant's Work in full, and shall not permit any lien to be filed against the land and/or building.

           Section 42.06. Landlord may, at any time and from time to time, at Tenant's reasonable expense, in addition to any other right of access given to Landlord pursuant to the terms of this lease, enter upon the Demised Premises with one or more engineers and/or architects of Landlord's selection ("Landlord's Architect") to determine the course and degree of completion of Tenant's Work and its compliance with Tenant's Plan and the terms and conditions of this Lease.

           Section 42.07. Notwithstanding anything to the contrary, nothing contained herein shall be construed to be a consent by Landlord to any lien filed against Land and/or Building.

           Section 42.08. In the event there is no sprinkler system in the Demised Premises, Tenant shall install a sprinkler system in the Demised Premises as part of Tenant's Work, (i) such sprinkler system must comply with all applicable laws, orders, ordinances, regulations and requirements of any public authority or directions of any public official applicable to the Demised Premises; (ii) the supplying and installing of any such sprinkler system shall be made in accordance with the provisions of the Lease, including but not limited to the provisions of this Article 42, and the type, brand, location and manner of installation of such sprinkler system shall be subject to Landlord's prior written approval; (iii) Tenant shall make all repairs and replacements thereof in accordance with the provisions of this Lease; and (iv) notwithstanding anything in the Lease to the contrary, such sprinkler system and any installations in connection therewith shall, upon expiration or earlier termination of the Lease, be deemed Landlord's Property. Notwithstanding the foregoing, Landlord shall have the election of supplying and installing such sprinkler system either by itself or its agents or contractors, in which event
(a) all costs and expenses incurred by Landlord in connection therewith shall be reimbursed by Tenant upon demand of Landlord as additional rent, (b) all costs and expenses incurred by Landlord in connection with the repair and replacement of such sprinkler system and replacements thereto shall be reimbursed by Tenant upon demand of Landlord as additional rent, and (c) such sprinkler system shall be deemed Landlord's Property.

                                   ARTICLE 43
                             LANDLORD'S CONTRIBUTION
                             -----------------------

           Section 43.01. Supplementing the provisions of Article 9 and Article 42 hereof, provided that Tenant shall not then be in monetary default or in default of a material obligation under this Lease beyond applicable notice and cure periods, Landlord shall (subject to, and in accordance with, the provisions of this Article) contribute an amount, not to exceed in aggregate (including soft costs), the sum of $260,968.00 ("Landlord's Contribution") towards the cost of performing Tenant's Work to prepare the portion of the Demised Premises located on the eighth (8th) floor for Tenant's initial occupancy, but not any costs associated with the design and construction of a staircase connecting the seventh (7th) and eighth (8th) floors of the Demised Premises. Tenant shall deliver to Landlord evidence of the expenses incurred in the installation and construction of Tenant's Work, such as paid invoices, receipted bills, or cancelled checks to the contractors or sub-contractors employed in the performance of said Tenant's Work. The evidence of the expenses incurred with respect to labor and materials theretofore performed and incorporated into the Demised Premises, shall be allocated as follows: (i) expenses with respect to "soft costs" (which shall be defined herein to mean all costs, fees and charges for permits and licenses and any architectural, engineering and design consulting and construction management fees incurred in connection with Tenant's
Work), and (ii) the amount of "hard costs" (which shall be defined herein to mean all costs and expenses of labor, materials and supplies incurred in connection with Tenant's Work, including, without limitation, carpeting). The terms "soft costs" and "hard costs" shall specifically exclude any expenses for the purchase or installation of moveable communications equipment, moveable computer equipment, furniture and art work and Landlord shall have no obligation to make any Landlord's Contribution with respect to such items. Landlord's obligation to pay Landlord's Contribution toward soft costs in connection with the Tenant's Work shall not exceed seventeen percent (17%) of Landlord's Contribution disbursed. Tenant shall provide a reasonable initial estimate (the "Initial Estimate") of the cost of Tenant's Work, which Initial Estimate may be reasonably updated from time to time. Landlord shall reimburse Tenant, or in the event Tenant shall use one of the contractors on Landlord's then approved list, shall make payment to such contractor, in the same proportion that Landlord's Contribution bears to the Initial Estimate, as reasonably updated from time to time, not more often than one (1) time per month, for the expenses incurred in performing Tenant's Work to the extent that such expenses do not exceed Landlord's Contribution and subject to a 10% holdback. Such reimbursement shall be made as the performance of Tenant's Work progresses within thirty (30) days of receipt of evidence of such expenses. Provided that Tenant shall not then be in default under this Lease beyond the expiration of applicable notice and cure period, within thirty (30) days following the last to occur of: (v) Tenant's request for payment of the final installment of Landlord's Contribution, (w) completion of Tenant's Work in accordance with the provisions of this Lease, (x) the certification of Tenant's architect that the same has been completed in a good and workmanlike manner, to the satisfaction of Tenant's architect, substantially in accordance with Tenant's plans and specifications and in compliance with all governmental permits, (y) delivery by Tenant to Landlord of waivers of lien from all contractors desiring final payment for all work performed by such Contractors and (z) delivery by Tenant to Landlord of "as built" drawings with respect to Tenant's Work, the balance of Landlord's Contribution which has not been previously disbursed shall be disbursed to much contractor, or Tenant, am the came may be. Landlord Shall be entitled to deduct from Landlord's Contribution the supervisory fee referred to in Article 9 of this Lease, if any. Notwithstanding the foregoing, if Landlord has not received, on or before January 1, 1994, a request from Tenant in accordance with the provisions of this Article 43 for payment of all or any portion of the Landlord's Contribution, then, at Landlord's option, Landlord shall be relieved of any further obligations with respect to Landlord's Contribution and shall credit any unpaid Landlord's Contribution against the monthly installments of Fixed Rent and additional rent next due under the Lease.

           (b) In the event Landlord shall fail to pay to Tenant the amount of any Landlord's Contribution improperly withheld from Tenant within five (5) days after Tenant shall notify Landlord of such failure, and Landlord shall fail to pay such amount within five (5) days after receipt of such notice from Tenant, then Tenant shall have the right, by notice to Landlord delivered no later than five (5) days prior to the first (1st) day of any calendar month in which Fixed Rent shall be payable to Landlord, to obtain a reduction in the next payments of Fixed Rent and additional rent that shall thereafter become due, equal to the amount of any portion of Landlord's Contribution not paid pursuant to subparagraph (a) above, plus interest from the date due until the date of reduction or payment at the Prime Rate then in effect, which amounts shall be deemed to satisfy payment of such unpaid portion of Landlord's Contribution.

                                   ARTICLE 44
                             SUCCESSORS AND ASSIGNS
                             ----------------------

           Section 44.01. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.

                                   ARTICLE 45
                     TENANT'S EIGHTH FLOOR EXPANSION RIGHTS
                     --------------------------------------

           Section 45.01. (a) Landlord agrees that if at any time during the period between the Commencement Date and the commencement of the Final Period (the "Expansion Period") Landlord shall receive from a prospective tenant or its representative a reasonable request for lease proposal, reasonable written offer or reasonable term sheet (which does not include a proposal to lease any other space in the Building) with respect to the leasing of any portion of the eighth
(8th) floor of the Building, then and in any such event Landlord shall not enter into or consummate a lease for such space unless and until Landlord shall have made an offer (the "Offer") to Tenant to lease the remainder of the eighth (8th) floor of the Building (the "Expansion Space") as described on the floor plan attached hereto am Exhibit "G" in accordance with the terms of this Article 45 and Tenant shall have had an opportunity to exercise its rights under this Article.

           (b) Notwithstanding anything to the contrary contained in this Article, this Article shall not be effective and Tenant shall not have any rights with respect to the Expansion Space if (i) Tenant shall be in monetary default or in default of any of its material obligations under this Lease beyond, in either case, any applicable notice or cure periods either on the date on which Landlord shall give Tenant such Offer or on the Expansion Space Commencement Date (as hereinafter defined), (ii) there shall have been a termination, cancellation or surrender of this Lease, or a surrender of all or substantially all of the Demised Premises (as defined in Article 11), (iii) on the date on which Landlord shall give Tenant such Offer or on the Expansion Space Commencement Date, Kroll Associates, Inc. (and not its successors or assigns) and its Related Entities (as defined herein) is not in actual occupancy of the entire sixth (6th) and seventh (7th) floors of the Building, or (iv) the Expansion Period shall have expired.

           Section 45.02. With respect to the Offer, Tenant shall have the right to accept the Offer only by giving Landlord written notice of such acceptance within five (5) business days after Landlord shall have delivered the Offer to Tenant, time being of the essence with respect to said five (5) business day period. If Tenant shall timely exercise its right to accept the Offer, then the Expansion Space shall be added to and become part of the Demised Premises upon the following terms and conditions:

           (a) The commencement date for the Expansion Space (the "Expansion Space Commencement Date") shall be at noon on that date which is ten (10) days after Landlord shall have given Tenant the Offer and the expiration date of the term applicable to the Expansion Space shall be co-terminus with the term of this Lease.

           (b) If the Expansion Space Commencement Date shall occur at any time on or before December 31, 1995, then Fixed Rent for such Expansion Space shall be an amount equal to (i) $242,690.00 per annum ($20,224.17 per month) for the period commencing on the Expansion Space Commencement Date and ending on the expiration of the First Period, (ii) $270,426.00 per annum ($22,535.50 per month) during Second Period, and (iii) $298,162.00 per annum ($24,846.83 per month) during Final Period, payable by Tenant in accordance with the terms and conditions established for the payment of Fixed Rent in Article 4 of this Lease, except that Fixed Rent and additional rent payable for the Expansion Space shall be conditionally excused for a period of ninety (90) days commencing on the Expansion Space Commencement Date. If, at any time prior to the Expiration Date, Tenant shall be in default under the Lease beyond the expiration of any applicable notice and cure period, then the total sum of such Fixed Rent and additional rent so conditionally excused shall become immediately due and payable by Tenant to Landlord. If, as of the Expiration Date, Tenant shall not have defaulted under this Lease beyond the expiration of any applicable notice and cure period, Landlord shall waive payment of all such Fixed Rent and additional rent so conditionally excused. Except as set forth in subparagraph 45.02(f) below, there shall be no change with respect to Articles 5 and 6 of this Lease and additional rent payable thereunder shall be apply prospectively to the Expansion Space as if such Expansion Space shall have been part of the Demised Premises as of the Expansion Space Commencement Date of this Lease.

           (c) If the Expansion Space Commencement Date shall occur at any time on or after January 1, 1996 through and including December 31, 2002, then Fixed Rent and additional rent for such Expansion Space shall be as provided for in the first sentence of Section 45.02(b) above ("Current Rent"), unless Landlord determines that Market Rent (as hereinafter defined) is greater than Current Rent. Landlord agrees that Tenant shall under all circumstances be entitled to a 90-day free rent period in connection with its leasing of the Expansion Space pursuant to this Article 45. In such event, Landlord shall endeavor to notify Tenant of its initial determination of Market Rent ("Landlord's MR") no later than the Expansion Space Commencement Date. Tenant shall have fifteen (15) days after Landlord's delivery of notice to Tenant of Landlord's MR to deliver notice to Landlord objecting thereto and setting forth Tenant's determination of Market Rent ("Tenant's MR") and, if Tenant fails to deliver much notice within this fifteen (15) day period, Tenant shall be deemed to have accepted Landlord's MR, provided, however, that Landlord shall have delivered a second notice of Landlord's MR and Tenant fails to deliver notice with Tenant's MR within five
(5) days after delivery to Tenant of such second notice. Within fifteen (15) days after receipt by Landlord of the notice specifying Tenant's MR, Landlord and Tenant shall mutually select an umpire in this matter (the "MR Umpire"). The

MR Umpire shall be a real estate broker or consultant having at least fifteen
(15) years continuous experience in the business of leasing commercial properties in Midtown area in the borough of Manhattan, City of New York. In the event that Landlord and Tenant shall fail to agree upon the designation of the MR Umpire within thirty (30) days after delivery of Landlord's notice rejecting Tenant's MR, then either party shall have the right to request that The Real Estate Board of New York, or if such organization fails to act in accordance herewith or no longer exists, then the American Arbitration Association (or any organization which is the successor thereto) select an MR Umpire in accordance with the requirements of this Article and such selection shall be conclusive and binding upon the parties. Within fifteen (15) days after the date of selection of the MR Umpire, the MR Umpire shall hold one hearing during which Landlord and Tenant shall have an opportunity to present evidence supporting their determination of the Market Rent. Within ten (10) days after the date of such hearing, the MR Umpire shall determine whether Landlord's MR is the Market Rent or Tenant's MR is the Market Rent and shall so notify Landlord and Tenant. In no event, however, shall the Market Rent be less than Current Rent. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article and the parties shall share equally all other expenses and fees of any such arbitration, including the expenses and fees of any MR Umpire selected in accordance with the provisions of this Article. The MR Umpire's determination rendered in accordance with the provisions of this Article shall be final and binding in determining the Market Rent. The MR Umpire shall not have the power to add to, modify, or change any of the provisions of this Lease. In determining Market Rent, Landlord, Tenant and the MR Umpire shall give effect to the other terms and conditions of this Lease, but shall not take into account or give any credit or allowance to Tenant for the value of leasehold improvements made by or for the benefit of Tenant. If for any reason the Market Rent shall not have been determined prior to the Expansion Space Commencement Date, then until the Market Rent and, accordingly, the Fixed Rent shall have been finally determined, the Fixed Rent shall be equal to the Landlord's MR. Upon final determination, an appropriate adjustment shall be made reflecting such final determination, and Landlord shall pay Tenant any overpayment from the Expansion Space Commencement Date to the date of such final determination.

           The term "Market Rent" shall mean the annual fair market rental value of the Demised Premises in an arms length transaction, including Fixed Rent and additional rent pursuant to Articles 5 and 6 and a 90 day free rent period for construction (which shall be taken into account in determining fair market value), in its then existing condition based on the rentals obtained for comparable space in the Building or, if no such comparables exist, in other comparable first-class office buildings in the vicinity of the Building.

           (d) If the Expansion Space Commencement Date shall occur at any time on or prior to December 31, 1998, then Landlord shall reimburse Tenant as Landlord's Contribution an amount not to exceed $232,982.40 in accordance with
Article 43 hereof for its expenses incurred in connection with any Tenant Changes necessary to prepare the Expansion Space for Tenant's initial occupancy (subject to and in accordance with the provisions of Article 9 and Article 42).

           (e) If the Expansion Space Commencement Date shall occur at any time on or after January 1, 1999 through and including December 31, 2002, Landlord shall reimburse Tenant as Landlord's Contribution in accordance with Article 43 hereof for its expenses incurred in connection with any Tenant Changes necessary to prepare the Expansion Space for Tenant's initial occupancy (subject to and in accordance with the provisions of Article 9 and Article 42), an amount equal to $23,298.24 multiplied by the number of years (with whole months expressed as fractions) remaining on the term of this Lease.

           (f) Tenant's Proportionate Operating Share under this Lease shall be increased by 1.43%, and Tenant's Proportionate Tax Share shall be increased by 1.35%.

           (g) Tenant shall accept the Expansion Space vacant and free of tenants and other occupants and in its "as is" and "where is" condition, and Landlord shall have no obligation whatsoever to perform any work to prepare the Expansion Space for Tenant's occupancy, or make any repairs, improvements or alterations in or to the Expansion Space, except the sprinkler loop in existence as of the date hereof shall remain in the Expansion Space and the Expansion Space shall be delivered in compliance with all laws applicable to such space as of the Expansion Space Commencement Date. Upon Tenant's acceptance of the Offer, Tenant and Landlord shall execute, upon the request of the other party, any amendment or other documentation reasonably required by the other party to reflect Tenant's acceptance of the Offer.

           (h) The amount of the Letter of Credit shall be increased by an amount equal to the amount of the Letter of Credit required of Tenant as of the Expansion Space Commencement Date (assuming no leasing of the Expansion Space) multiplied by 21% prior to the Expansion Space Commencement Date and held in accordance with Article 34 hereof.

           Section 45.03. In the event Tenant shall fail to exercise its right with respect to any Offer, Tenant shall, within five (5) days after Landlord's request therefor, deliver an instrument in form reasonably satisfactory to Landlord confirming the aforesaid waiver, but no such instrument shall be necessary to make the provisions hereof effective.

           Section 45.04. The rights of Tenant set forth in this Article are available only to the Tenant first named in the heading of this Lease, or to any assignee that is a parent, subsidiary or affiliate as such terms are defined in
Section 11.02(b) hereof (a "Related Entity"), and the rights accorded in this Article shall be available only to Tenant, and to no other person, party or entity whatsoever, other than any assignee who is a Related Entity.

           Section 45.05. If Tenant does not accept (or fails to timely accept) the Offer, then Landlord shall have the right to lease all or any portion of the Expansion Space to any other party upon such terms and conditions as Landlord shall, in its sole discretion, determine. Following Landlord's initial leasing of such Expansion Space (and any extension or renewal thereof), if at any time during the Expansion Period the Expansion Space shall again become available for leasing, then Tenant's rights under this Article 45 shall be reinstated. If Tenant does not accept (or fails to timely accept) a subsequent Offer, then Landlord shall have the right to lease all or any portion of the Expansion Space to any other party upon such terms and conditions as Landlord shall, in its sole discretion, determine, and Tenant shall have no further rights under this
Article 45.

           Section 45.06. If Tenant accepts the Offer and if the Expansion Space shall not be available for Tenant's occupancy on the date Landlord has offered to deliver such Expansion Space for any reason including the holding over of the then existing tenant, then Landlord shall not be subject to any liability for the failure to give possession on such date, and the failure to have such Expansion Space available for occupancy by Tenant shall in no way affect or impair the validity of this Lease or the inclusion of such Expansion Space as a part of the Demised Premises or the obligations of Landlord or Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease, and for the purpose of this Article the Expansion Space Commencement Date shall be deferred to and shall be the date such Expansion Space is available for Tenant's occupancy unleased and free of tenants or other occupants. The provisions of this Section are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law and the parties hereto expressly waive the provisions of such Section 223-a.

           Section 45.07. The termination of this Lease shall also terminate and render void all of Tenant's options or elections under this Article whether or not the same shall have been exercised; and nothing contained in this Article shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant's options or elections set forth in this Article may be severed from this Lease or separately sold, assigned or transferred.

                                   ARTICLE 46
                                  MISCELLANEOUS
                                  -------------

           Section 46.01. Landlord warrants and represents that there is no asbestos or material containing the same in the Demised Premises (including any utility system or other facility which serves the Demised Premises whether located in the Demised Premises or in other portions of the Building) including by way of example, but not by limitation, the interior of any partition or demising walls, whether structural or otherwise, columns or beams, and all utility lines, shafts and ducts, HVAC or other equipment. Landlord shall be solely responsible for and shall comply with all laws, rules, ordinances or regulations of any governmental authority having jurisdiction over the Demised Premises with respect to the presence or removal of asbestos.

           Section 46.02 Landlord and Tenant agree to keep and maintain this Lease and all information received under this Lease confidential and not to publicize any such information or copies of this Lease or portion hereof, except
(i) in the normal course of Landlord's business, (ii) in connection with a bona fide sale or loan application, (iii) in connection with any litigation, or (iv) as required by law or judicial process. Notwithstanding the foregoing, neither party shall have any liability to the other, nor shall either party have the right to terminate this Lease, in the event of a breach under this section. The sole remedy of either party in the event of such breach shall be injunctive relief.

                                   ARTICLE 47
                         EXECUTION AND DELIVERY OF LEASE
                         -------------------------------

           Section 47.01. Submission to Tenant by Landlord of the within Lease for review and execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof have been delivered to the respective parties hereto.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first and above written.

LANDLORD:                         PROGRESS PARTNERS,
                                  a New York general partnership

                                  By:  JNB Properties Company,
                                       Agent

                                  By:___________________________

                                     Name:
                                     Title:

TENANT:                            KROLL ASSOCIATES, INC.

                                   By:________________________

STATE OF NEW YORK     )
                      :  SS.:
COUNTY OF NEW YORK    )

                  On the _____ day of ____________ l9__, before me personally came ___________to me known, who being by me duly sworn, did depose and say that he resides at________________________________ that he is the _______________, of
_______________________the corporation which is named herein as Tenant; and that he signed his name thereto by like order of the board of directors of such corporation.


                                        _______________________________________
                                                   Notary Public

                                   EXHIBIT "A"
                                   FLOOR PLAN
                                   ----------

                                   EXHIBIT "A"
                                   -----------

                                   EXHIBIT "B"
                              EXISTING KROLL LEASES
                              ---------------------

                1. That certain Lease dated July 23, 1984 by and between Progress Partners, as landlord, and Datapoint Corporation ("Datapoint"), as tenant.

                2. That certain Agreement of Sublease dated as of May 22, 1986 by and between Datapoint, as landlord, and Kroll Associates, Inc. ("Kroll"), as tenant.

                3. That certain First Amendment to Agreement of Sublease by and between Datapoint and Kroll, dated as of May 22, 1986.

                4. That certain letter agreement dated August 5, 1991, by and Progress Partners, Datapoint and Kroll.

                5. Non-Disturbance Agreement dated May 22, 1986, by and between Progress Partners, as prime landlord, and Kroll, as subtenant.

                6. First Amendment to Non-Disturbance Agreement dated June 19,1989, by and between Progress Partners, as prime landlord, and Kroll, as subtenant

                7. That certain Lease dated as of August 25, 1989 between Progress Partners, as landlord, and Kroll, as tenant, for premises consisting of the entire eighth (8th) floor of the Building.

                                  EXHIBIT "C"
                                  CONTRACTORS
                                  -----------

E.S.  McCann & Son Inc.
1271 Avenue of the Americas
New York, New York 10020
Brian McMahon
(212) 586-8000

James G.  Kennedy & Company Inc.
215 East 38th Street
New York, New York 10016
John O'Leary
(212) 599-5800

Planned Management Construction Corp.
27 West 24th Street
New York, New York 10010
William Schnell
(212) 633-0710

                                  EXHIBIT "D"
                               CLEANING SCHEDULE
                               -----------------

GENERAL CLEANING NIGHTLY
------------------------

                  General Offices
                  ---------------

                  1. Dust mop all hard surface floors with treated dust mop.

                  2. Using a manual carpet sweeper remove all obvious litter from carpet areas.

                  3. Mop all stains and spills especially coffee and drink spills.

                  4.       Dust all horizontal surfaces.

                  5.       Empty and damp wipe ashtrays.

                  6. Empty all trash receptacles and replaces liners as necessary.

                  7.       Remove all collected trash to designated area.

                  8. Dust wipe all telephones including ear and mouth piece.

                  9.       Clean and polish all drinking fountains.

                  10. Empty recycle paper trash containers; replace correct color liners in containers as necessary.

                  11. Remove recycle paper trash and store in designated area.

                  Public Lavatories
                  -----------------

                  1.       Clean and sanitize all restroom fixtures.

                  2.       Wipe mirrors and polish all chrome.

                  3.       Refill all dispensers.

                  4.       Empty trash.

                  5.       Damp mop floor.

WEEKLY
------

                  General Office
                  --------------

                  1.     Fully vacuum all carpets from wall to wall.

                  2.     Dust all low reach areas.

                  3.     Clean and polish all bright metal work.

MONTHLY
-------

                  Public Lavatories
                  -----------------

                  1.     Dust and clean all return air vents.

                  2. Machine scrub all restroom floors using germicidal detergent.

                  3.     Wash all restroom partitions on both sides.

QUARTERLY
---------

                  General Office
                  --------------

                  1.     Dust all high reach areas.

                  2.     Dust all venetian blinds.

                  3.     Clean all ceiling diffusers.

                  Public Lavatories
                  -----------------

                  1.     Hand wash all walls.

Wash exterior and interior of windows periodically, subject to weather conditions and requirements of law.

                                  EXHIBIT "E"
                           SUBORDINATION OF MORTGAGE
                           -------------------------

         TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, as owner and holder of a certain Note in the aggregate principal sum of NINETY-ONE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/lOOTHS ($91,750,000.00) DOLLARS and of a certain Mortgage securing said Note (which Note and Mortgage are more particularly described in Exhibit A attached hereto and hereby made a part hereof)1 which Mortgage is now a first lien upon the premises more particularly demised and described in that certain Lease dated ____________ 199__, by and between Progress Partners, as Lessor, and ___________________ as Lessee, and upon other property, in consideration of such leasing and of the sum of One (*1.00) Dollar and other good and valuable consideration, receipt of which is hereby acknowledged,

         DOES hereby covenant and agree that the said Mortgage shall be and the same is hereby made SUBORDINATE to the said Lease with the same force and effect as if the said Lease had been executed, delivered and recorded prior to the execution, delivery and recording of the said Mortgage;

         EXCEPT, however, that this Subordination of Mortgage shall not affect nor be applicable to and does hereby expressly exclude:

         (a) The prior right, claim and lien of the said Mortgage in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the said premises, and to the right of disposition thereof in accordance with the provisions of the said Mortgage,

                  (b) The prior right, claim and lien of the said Mortgage in, to and upon any proceeds payable under all policies of fire and rent insurance upon the said premises and as to the right of disposition thereof in accordance with the terms of the said Mortgage, and

                  (c) Any lien, right, power or interest, in any, which may have arisen or intervened in the period between the recording of the said Mortgage and the execution of the said Lease, or any lien or judgment which may arise at any time under the terms of such Lease.

                  This Subordination of Mortgage shall inure to the benefit of and shall be binding upon the undersigned, its successors and assigns.

                  IN WITNESS WHEREOF, this Subordination of Mortgage has been duly signed and delivered by the undersigned as of this _____ day of ________ 1992.

                                            TEACHERS  INSURANCE  AND ANNUITY
                                            ASSOCIATION OF AMERICA

                                            BY:_______________________________
                                            Title:  Assistant Secretary

STATE OF NEW YORK       )
                        ) SS:
COUNTY OF NEW YORK      )

                  Before me, a Notary Public, in and for said County, personally appeared _______________________ to me known and known to me to be the person who, as ________________________ of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, the corporation which executed the foregoing instrument, signed the name, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as such officer; that the same is his free act and deed as such officer and the free act and deed of said corporation; that he was duly authorized thereunto by its board of trustees; and that the seal affixed to said instrument is the corporate seal of said corporation.

                  IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at New York, New York this day of ________, 1992.


                                  ____________________________________
                                  Notary Public

                              LESSEE'S AGREEMENT
                              ------------------

                  The undersigned, as Lessee under the lease herein described, does hereby accept and agree to the terms of the foregoing Subordination of Mortgage, which shall inure to the benefit of and be binding upon the undersigned and the heirs, executors, administrators, legal representatives, successors and assigned or the undersigned.

                                     [NAME OF TENANT]

                                     By:____________________________________

                                              Name:_________________________
                                              Title:________________________

CORPORATE
---------

STATE OF NEW YORK       )
                        ) SS:
COUNTY OF NEW YORK      )

                  On this ____ day of _______, 1992, before me appeared to me personally known, who, being by me duly sworn, did say that he is the _____________________________ of ____________________ and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.


                                  _________________________________
                                  Notary Public

                                  EXHIBIT "F"
                             RULES AND REGULATIONS
                             ---------------------

         1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

         2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees, agents, contractors or invitees or the tenant, shall be paid by such tenant.

         3. The Landlord may refuse admission to the Building outside of Business Hours on Business Days (as such terms are defined in the lease to which this Exhibit is attached) to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the building whenever appropriate arrangements have been previously made between the Landlord and the Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be~prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord reserves the right to restrict or prohibit access to the Building elevators and the tenant premises in the Building to persons with food deliveries, messengers and couriers (which are not employees of Tenant), package delivery services and express mail delivery services (except for reputable, national overnight express mail services, Le. U.S. Postal Service, Federal Express, DHL). If Landlord prohibits delivery to the tenant's premises, Landlord agrees to inform Tenant of such deliveries, and, at Tenant's option, Landlord will either have a Building employee make such delivery to tenant's premises or Landlord will hold such deliveries in a designated area in the lobby of the Building until picked up by tenant. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass, listing such package or other object, from the tenant from whose premises the package or object is being removed, but the establishment and enforcement, or failure to enforce, of such requirements shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or form the tenant's premises or the Building under the provisions of this rule. Tenant shall comply with and shall require its principal, officers, employees, agents, visitors and invitees to comply with all security rules and regulations as may be put into effect by Landlord from time to time.

         4. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverages, towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish much services. No tenant shall install or permit to be installed any vending machines Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by the Landlord from time to time.

         5. No awnings, window or other air-conditioning units or other projections over or around the windows shall be installed by any tenant and only such window coverings as are supplied or permitted by the Landlord shall be used in a tenant's premises.

         6. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise or mail, any hand trucks, except those equipped with rubber tires and side guards.

         7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at anytime. All windows in each tenant's premises shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenants' premises.

         8. No noise, including, but not limited to, music or the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant and no cooking shall be done in the Tenant's premises except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object, material or fluid shall be brought into the Building by any tenant or with the permission of any tenant.

         9. No tenant shall cause or permit any cooking, food or other odors to emanate from its premises into other portions of the Building.

         10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         11. No lettering, signs, advertisement, notice or other objects shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Any permitted changes or additions to the Building directory shall be made by Landlord upon Tenant's request and Tenant shall pay Landlord's administrative charge therefor. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which impairs the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising or identifying signs.

         12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, who may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to the Landlord and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

         13. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

         14. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

         15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

         16. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the irregular duties, unless under special instructions from the office of the Landlord.

         17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

         18. Employees of Tenant shall not loiter in or. around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

         19. If the premises become infested with insects or vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

         20. Any and all water and/or food garbage, including coffee grinds, are to be deposited in a plastic liner bag in a water basket or other receptacle.

         21. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

         22. No animals or birds, bicycles, mopeds or vehicles of any kind shall be kept in or about the Building permitted therein.

         23. No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Landlord shall prescribe the charge for freight, elevator use and the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. Landlord in all cases retains the right to prescribe the weight and proper position of such heavy furniture and safes. All damages done to the Building by taking in or out such merchandise, heavy furniture or safes or any damages done to the Building while any of said property shall be therein, shall be made good and paid for by tenant on demand.

         24. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building, which, in its judgment, it deems is necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenants of any of the rules and regulations at any time prescribed for the Building.

                                  EXHIBIT "G"
                          EXPANSION SPACE FLOOR PLAN
                          --------------------------

                                  EXHIBIT "G"
                                  -----------

                                 BATTLE FOWLER
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                280 Park Avenue
                              New York, NY 100l7
                                (212) 856-7000

                      FACSIMILE TRANSMISSION COVER SHEET
                      ----------------------------------

DATE:________________________________________________________________________

FROM:________________________________________________________________________

CLIENT/MATTER NAME:__________________________________________________________

CLIENT/MATTER NO.:___________________________________________________________

                    PLEASE DELIVER THE FOLLOWING PAGES TO:

NAME:________________________________________________________________________

FAX NUMBER:__________________________________________________________________

TOTAL PAGES (INCLUDING COVER SHEET): _____

MESSAGE:

Our facsimile number is (212) 986-5135. If any problems occur during this transmission, please notify us immediately by telephone at either (212) 856-7075 or (212) 856-7166.

TRANSMITTED BY: ______    DATE: ________     TIME:  ________

[ ] Original will not follow.

[ ] Original will follow via:

[ ] Regular Delivery   [ ] Overnight Delivery  [ ] Hand Delivery

[ ] Other:____________________________________________________________________

                  The information contained in this facsimile message is attorney client privileged and confidential information intended only for the use of the individual or entity named above. If you are not the intended recipient, you are hereby notified that any dissemination, distribution or copying of the communication is strictly prohibited. If you received this communication in error, please immediately notify us by telephone and return the original message to us at the above address. Thank you.




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




                            AGREEMENT AND GUARANTEE
                            -----------------------

                  KNOW ALL MEN BY THESE PRESENTS THAT:

                  WHEREAS:

                  1. PROGRESS PARTNERS ("LANDLORD"), a New York general partnership, having an office c/o JMB Realty Corporation, 1211 Avenue of the Americas, New York, New York 10036, has been requested by KROLL ASSOCIATES, INC. ("TENANT"), a Delaware corporation, having an office at 900 Third Avenue, to enter into a proposed lease ("LEASE"), whereby Landlord would let and demise unto Tenant, and Tenant would hire and rent from Landlord the entire sixth (6th) and seventh (7th) floors and a portion of the eighth (8th) floor, as more particularly described and set forth in the Lease ("DEMISED PREMISES"), in the building located at 900 Third Avenue, Borough of Manhattan, City, County and State of New York, which Lease is hereby incorporated in this instrument by reference; and

                  2. JULES KROLL ("GUARANTOR"), an individual having an address at 900 Third Avenue, Rev York, Rev York, is the owner of issued and outstanding stock of Tenant and is willing to guarantee the obligations of Tenant under the Lease to the extent Bet forth below; and

                  3. Guarantor acknowledges that Landlord would not enter into the Lease unless this Agreement and Guarantee accompanied the execution and delivery of the Lease.

                  NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by Guarantor, Guarantor agrees as follows:

                  FIRST:     Guarantor does hereby:

                  A. Guarantee to Landlord the full and prompt payment of the rent, additional rent and all other sums and charges payable by Tenant or its successors and assigns under the Lease, and Guarantor covenants to and agrees with Landlord that if Tenant, or its successors or assigns, shall default at any time during the term demised in the Lease in the payment of rent, additional rent, or other charges payable by Tenant under the Lease beyond the applicable grace period provided in the Lease for the curing of such default, if any, then Guarantor will, without notice or demand, forthwith pay to Landlord the rent, additional rent and other charges payable by Tenant under the Lease, or any arrears thereof that may remain due to Landlord, its successors and assigns, and all damages, costs and expenses, including, but Rot limited to, any damages payable pursuant to the Lease that may arise in consequence of Tenant's insolvency;

                  B. Covenant to and agree with Landlord that any action, suit or proceeding brought against Guarantor to collect the amount of any deficiency under the Lease for any month or months shall not prejudice in any way the rights of Landlord to collect any such deficiency for any subsequent mouth or months in any similar suit or proceeding;

                  C. Covenant to and agree with Landlord that Guarantor may, at Landlord's option, without prior notice or demand, be joined in any action, suit or proceeding commenced by Landlord against Tenant in connection with or based upon the Lease or any term, covenant or condition thereof , that recovery may be had against Guarantor in much action or proceeding or in any independent action or proceeding against Guarantor without Landlord, it. successors or assigns, first asserting, prosecuting, or exhausting any remedy or claim against Tenant, its successors or assigns, or against any security of Tenant held by Landlord under the Lease, and that Guarantor will be conclusively bound in any jurisdiction by the judgment in any such action by Landlord against Tenant as if Guarantor were a party to such action even though Guarantor is not joined as a part in such action;

                  D. Covenant to and agree with Landlord that this Agreement and Guarantee shall be a continuing guarantee and shall remain in full force and effect notwithstanding any modifications, amendments or extensions of the Lease by Kroll Associates, Inc. or a Related Entity (as defined in the Lease), any releases or discharges of Tenant (other than full release and complete discharge of all of Tenant's obligations under the Lease by Landlord, as opposed to pursuant to an adjudication by any bankruptcy or other legal proceeding), any extension of time that Ray be granted by Landlord to Tenant, any subletting or assignment (whether entered into with or without Landlord's consent), any changed or different use of the Demised Premises, any other dealings or matters occurring between Landlord and Tenant, the taking by Landlord of any additional guarantees from other persons or entities, the releasing by Landlord of any other guarantor, the taking of any legal action by Landlord against Tenant, or Landlord's failure to perfect or rely upon any security interest provided in the Lease or any Landlord's lien provided by law, to all of which foregoing matters Guarantor hereby consents in advance;

                  E. Covenant to indemnify and save Landlord harmless of and from all loss, cost, liability, expense or damage, including, but not limited to counsel fees and disbursements which may arise by reason of Tenant's default under the Lease, Tenant's insolvency, Guarantor's default hereunder or otherwise enforcing the Lease and this Agreement and Guarantee;

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




                  F. Covenant to and agree with Landlord (I) that the validity of this Agreement and Guarantee shall in no way be terminated, modified, affected, diminished or impaired by reason of (a) any action which Landlord may take or fail to take against Tenant, or by reason of any waiver of, or failure to enforce, any of the rights or remedies of Landlord under the Lease or otherwise, or by release of Tenant from any of Tenant's obligations under the Lease or otherwise, or (b) the release or discharge of Tenant in any creditors' proceedings, receivership, bankruptcy or other proceedings, (c) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or any remedy for the enforcement of Tenant's Bald liability under the Lease, resulting from the operation of any present or future provision of The Bankruptcy Reform Act of 1978, as amended, or other statute or from the decision of any court, or (d) the rejection or disaffirmance of the Lease in any such proceedings; (ii) that the failure or refusal of Landlord to re-let the Demised Premises or any part thereof in the event that Landlord shall obtain possession thereof after Tenant's insolvency or default shall not release or affect Guarantor's liability hereunder, nor shall Landlord be liable in any way whatsoever for failure to re-let the Demised Premises or any part thereof, nor, in the event that the Demised Premises are re-let, for failure to collect rent under any such re-letting;
and (iii) that Landlord, at Landlord's option, may make such alterations, repairs, replacement or decorations in the Demised Premises or any part thereof as Landlord in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations or decorations shall not operate or be construed to release Guarantor from its liability hereunder;

                  G. Waive notice of the acceptance of thin Agreement and Guarantee and of any and all defaults by Tenant in the payment of rent, additional rent, or other charges, and of any and all defaults by Tenant in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be observed or performed, and of any and all notices or demands which may be given by Landlord to Tenant, whether or not required to be given to Tenant under the terms of the Lease;

                  H. Waive (i) trial by jury of any and all issues arising in any action or proceeding between the parties, upon, under or in connection with this Agreement and Guarantee or any and all negotiations and agreements in connection therewith, (ii) any defenses of Tenant to payment and performance. under the Lease that may be available to Guarantor and (iii) the benefit of any statute of limitations affecting Guarantor~s liability under this Agreement and Guarantee;

                  I. Acknowledge that this Agreement and Guarantee is an absolute and unconditional guarantee of payment up to the Guarantee Amount, and not of collection in respect to any

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



obligations which Ray accrue to Landlord from Tenant under the provisions of the Lease, and that this Agreement and Guarantee shall be enforceable against Guarantor without the necessity of any suit or proceedings on the part of Landlord of any kind or nature whatsoever against Tenant, its successors and assigns, without the necessity of resorting to any security of Tenant held by Landlord and without the necessity of any notice of nonpayment, nonperformance or nonobservance or any notice of acceptance of this Agreement and Guarantee or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance;

                  J. Covenant to and agree with Landlord that the validity of this Agreement and Guarantee shall in no way be terminated, affected or otherwise impaired by reason of any assignment or transfer of all or any part of Tenant's interest in the Lease;

                  K. Covenant to and agree with Landlord that in the event of termination of the Lease by reason of the occurrence of any of the events of default set forth in the Lease, or in the event of the disaffirmance or rejection of the Lease Guarantor shall, upon written request of Landlord given by certified mail, return receipt requested, at Guarantor's address first set forth above, within thirty (30) days next following any such termination, disaffirmance or rejection (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of a termination other than by act of Landlord) pay to Landlord all rent, additional rent and other charges due and owing from Tenant to Landlord under the Lease;

                  L. Covenant to and agree with Landlord that, until all the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor (i) waives any right that Guarantor may have against Tenant by reason of any payments or acts of performance by Guarantor herewith or any right to enforce any remedy which Guarantor may have against Tenant by reason of any such payment or performance, and (ii) subordinates any liability or indebtedness of Tenant nov or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease;

                  M. Covenant to and agree with Landlord that if the Lease shall be renewed, or its term extended, for any period beyond the date specified in the Lease for the expiration of said term, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the term of the Lease, the obligations of Guarantor hereunder shall extend and apply with respect to any such modification thereof;

                  N.  Deleted prior to execution.

                  O. Submit Guarantor to the jurisdiction of the Courts of the State of New York and the United States Federal Courts sitting in the City of New York;

                  P. Represent that Guarantor has the legal right and capacity to enter into this Agreement and Guarantee, and that this Agreement and Guarantee constitutes a valid and binding agreement enforceable against Guarantor in accordance with its terms;

                  Q.  Deleted prior to execution.

                  R. Covenant to and agree with Landlord that if this Agreement and Guarantee be held ineffective or unenforceable Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a joint tenant therein with joint and several liability thereunder; and

                  SECOND: The liability of Guarantor under this Agreement and Guarantee (including, without limitation, the operation of paragraph I above) shall in no event exceed, in an aggregate, TWO HUNDRED THOUSAND DOLLARS ($200,000.00) (as such amount may be reduced as provided below, the "Guarantee Amount").

                  Notwithstanding the foregoing, the Guarantee Amount shall be reduced to (i) $100,000.00 so long as the net worth of Tenant exceeds $3,000,000.00 and (ii) $0.00 so long as the net worth of Tenant exceeds $4,000,000.00, provided that, in each instance such net worth is evidenced by financial statements delivered to Landlord no later than April 1 of each calendar year prepared in accordance with generally accepted accounting principles and certified by a nationally recognized public accounting firm. In such events, upon Landlord's satisfactory review of such financial statements, Landlord shall confirm in writing the reduction of the Guarantee Amount as set forth above, provided, however, that (i) the Guaranteed Amount cannot be reduced below $100,000 prior to January 1, 1997 and (ii) no such reduction in the Guarantee Amount shall be effective against Landlord during the periods of time that Tenant's net worth is less than $3,000,000 or $4,000,000, as the case may be.

                  Moreover, this Agreement and Guarantee shall terminate and be of no further force and effect in the event that Tenant, at its sole option, either (a) increases the amount of the Letter of Credit (as defined in the Lease) then required to be held pursuant to the Lease by $200,000.00 or (b) delivers an additional letter of credit in the amount of $200,000.00 in form satisfactory to Landlord, less, in either case, the amount of any payments Rate by Guarantor to Landlord pursuant to this Agreement and Guarantee prior to the date of such increase of the Letter of Credit or the delivery of the additional letter of credit. In the event Tenant elects to deliver an additional letter of credit same shall not be subject to any reduction. In the event Tenant elects to increase the Letter of Credit as provided for herein then such increased portion of the Letter of Credit shall not be subject to any reduction, notwithstanding the provisions of Article 34 of the Lease which provides for reduction of the Letter of Credit on the basis of total indebtedness of Tenant. In the event of such increase in the Letter of Credit or the delivery of the additional letter of credit as set forth above, Landlord agrees to execute any documents reasonably requested by Guarantor in order to evidence the termination of this Agreement and Guarantee.

                  THIRD:   The provisions, covenants and guarantees of this
Agreement and Guarantee shall be binding upon Guarantor, its successors, assigns and legal representatives and shall inure to the benefit' of Landlord, its successors, assigns and legal representatives, and shall not be deemed waived or modified unless specifically set forth in writing, executed by Landlord and delivered to Guarantor.

                  FOURTH: The provisions of this Agreement and 'Guarantee shall be governed by and interpreted in accordance with the law of the State of New York, without giving effect to its principles of conflicts of law.

                  IN WITNESS WHEREOF, the undersigned Guarantor has signed and sealed Agreement and Guarantee as of this _____ day of ______________ , l9__.



                                   _______________________________
                                   JULES KROLL

STATE OF NEW YORK      )
                       :  SS.:
COUNTY OF NEW YORK     )

                  On this ______ day of ________________, 199__, before me
personally came Jules Kroll to me known, who being by me duly sworn, did depose and say that he resides at __________________________________________
that he is the individual described in and who executed the foregoing instrument.


                                  __________________________________
                                  Notary Public






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